                               PRIMARY AGREEMENT

                           dated as of May 30, 2001

                               between and among

                            TELENOR EAST INVEST AS,

                                      and

                             ECO TELECOM LIMITED,

                       collectively, as the Purchasers,

                                      and

               OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS",

                                as the Issuer,

                           with respect to shares of

                                common stock of

               OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"

                               TABLE OF CONTENTS

ARTICLE I    DEFINITIONS AND INTERPRETATION                                                           1

1.01   Definitions                                                                                    1
       -----------
1.02   Interpretations                                                                               17
       ---------------

ARTICLE II   SALE OF SHARES AND CLOSING                                                              18

2.01   Purchase and Sale                                                                             18
       -----------------
2.02   Purchase Price                                                                                19
       --------------
2.03   Pre-Closing; Closing                                                                          19
       --------------------
2.04   Escrow of Purchase Price                                                                      22
       ------------------------
2.05   Use of Proceeds                                                                               22
       ---------------
2.06   Liquidated Damages                                                                            23
       ------------------

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ISSUER                                                23

3.01   Organization of the Issuer                                                                    23
       --------------------------
3.02   Authority                                                                                     23
       ---------
3.03   Charter Capital of the Issuer                                                                 24
       -----------------------------
3.04   Subsidiaries of the Issuer                                                                    26
       --------------------------
3.05   No Conflicts, Etc.                                                                            26
       ------------------
3.06   Governmental Approvals and Filings                                                            27
       ----------------------------------
3.07   Books and Records                                                                             27
       -----------------
3.08   Financial Statements                                                                          28
       --------------------
3.09   Absence of Changes                                                                            28
       ------------------
3.10   No Undisclosed Indebtedness, Liens and Liabilities                                            30
       --------------------------------------------------
3.11   Taxes                                                                                         30
       -----
3.12   Legal Proceedings; Liability                                                                  30
       ----------------------------
3.13   Compliance With Laws and Orders                                                               31
       -------------------------------
3.14   Benefit Plans                                                                                 32
       -------------
3.15   Real Property                                                                                 32
       -------------
3.16   Intellectual Property Rights                                                                  32
       ----------------------------
3.17   Contracts; No Default                                                                         33
       ---------------------
3.18   Licenses                                                                                      34
       --------
3.19   Insurance                                                                                     34
       ---------
3.20   Employees; Labor Relations                                                                    34
       --------------------------
3.21   Environmental Matters                                                                         35
       ---------------------
3.22   Interconnect Providers                                                                        35
       ----------------------
3.23   Investments                                                                                   35
       -----------
3.24   Accounts Receivable                                                                           35
       -------------------
3.25   Brokers                                                                                       35
       -------
3.26   SEC Documents                                                                                 36
       -------------
3.27   NYSE Requirements                                                                             36
       -----------------
3.28   Compliance with US Securities Laws                                                            36
       ----------------------------------
3.29   Disclosure                                                                                    37
       ----------
3.30   United States Assets                                                                          37
       --------------------

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PURCHASERS                                            37

4.01   Organization; Ability to Consummate Transactions                                              37
       ------------------------------------------------
4.02   Authority                                                                                     37
       ---------
4.03   No Conflicts                                                                                  38
       ------------
4.04   Governmental Approvals and Filings                                                            38
       ----------------------------------
4.05   Legal Proceedings                                                                             38
       -----------------
4.06   Brokers                                                                                       39
       -------
4.07   Investment Intent                                                                             39
       -----------------
4.08   Status of Purchaser                                                                           39
       -------------------
4.09   Compliance with Securities Laws                                                               39
       -------------------------------
4.10   No Knowledge of Breach                                                                        40
       ----------------------

4.11   Independent Investigation                                                                     40
       -------------------------
4.12   Contracts with Dr. Zimin                                                                      40
       ------------------------
4.13   Non-Group Status                                                                              40
       ----------------

ARTICLE V    COVENANTS OF THE ISSUER                                                                 41

5.01   No Solicitations                                                                              41
       ----------------
5.02   Financial Statements and Reports; Filings                                                     42
       -----------------------------------------
5.03   Certain Restrictions                                                                          43
       --------------------
5.04   Charter Amendments; Post-Closing Actions                                                      43
       ----------------------------------------
5.05   Amendments to the Procedural Regulations of the Board                                         44
       -----------------------------------------------------
5.06   Update of the Management Regulations                                                          44
       ------------------------------------
5.07   Operating Committee                                                                           44
       -------------------
5.08   Pre-Closing Veto Rights                                                                       44
       -----------------------
5.09   Transactions with Affiliates                                                                  46
       ----------------------------
5.10   KBI                                                                                           46
       ---
5.11   Fulfillment of Conditions                                                                     47
       -------------------------
5.12   Regulatory and Other Approvals                                                                48
       ------------------------------
5.13   Delivery of Information                                                                       48
       -----------------------
5.14   Transfer and Voting of Callable Preferred Stock                                               48
       -----------------------------------------------

ARTICLE VI   NOTICE AND CURE                                                                         49

ARTICLE VII  COVENANTS OF THE PURCHASERS                                                             49

7.01   Regulatory and Other Approvals                                                                49
       ------------------------------
7.02   Compliance with Securities Laws                                                               50
       -------------------------------
7.03   Escrow of Purchase Price                                                                      50
       ------------------------
7.04   Issuer's Call Option on VIP Preferred Stock Owned by Eco Telecom and Related Matters          50
       ------------------------------------------------------------------------------------
7.05   Fulfillment of Conditions                                                                     53
       -------------------------
7.06   Contracts with Dr. Zimin and Overture                                                         53
       -------------------------------------

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS                                       53

8.01   Representations and Warranties                                                                54
       ------------------------------
8.02   Performance                                                                                   54
       -----------
8.03   Certificates                                                                                  54
       ------------
8.04   Orders and Laws                                                                               54
       ---------------
8.05   Corporate and Regulatory Consents and Approvals                                               55
       -----------------------------------------------
8.06   Third Party Consents                                                                          55
       --------------------
8.07   Current Charter; Procedural Regulations of Board; Operating Committee; Management Regulations 55
       ---------------------------------------------------------------------------------------------
8.08   Other Principal Agreements                                                                    56
       --------------------------
8.09   Wire Instruction                                                                              56
       ----------------
8.10   Receipt                                                                                       56
       -------
8.11   Zimin Share Purchase Agreements                                                               56
       -------------------------------
8.12   Contracts with Dr. Zimin                                                                      56
       ------------------------
8.13   Election of Directors                                                                         56
       ---------------------
8.14   Individual Share Purchase Agreement                                                           57
       -----------------------------------
8.15   Indemnification of Directors                                                                  57
       ----------------------------
8.16   Legal Opinion                                                                                 57
       -------------

ARTICLE IX   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ISSUER                                       57

9.01   Representations and Warranties                                                                57
       ------------------------------
9.02   Performance                                                                                   57
       -----------
9.03   Certificates                                                                                  57
       ------------
9.04   Orders and Laws                                                                               58
       ---------------
9.05   Regulatory Consents and Approvals                                                             58
       ---------------------------------
9.06   Third Party Consents                                                                          58
       --------------------
9.07   Other Principal Agreements                                                                    59
       --------------------------
9.08   Individual Share Purchase Agreement                                                           59
       -----------------------------------
9.09   Interested Party Questionnaire                                                                59
       ------------------------------
9.10   Legal Opinions                                                                                59
       --------------

ARTICLE X      SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS                     59

ARTICLE XI     INDEMNIFICATION                                                                       60

11.01     Indemnification                                                                            60
          ---------------
11.02     Determination of Losses                                                                    61
          -----------------------
11.03     Limitations on Liability                                                                   61
          ------------------------
11.04     Other Indemnification Provisions                                                           63
          --------------------------------

ARTICLE XII     EFFECTIVENESS; TERMINATION                                                           63

12.01     Effectiveness; Termination                                                                 63
          --------------------------
12.02     Effect of Termination                                                                      63
          ---------------------

ARTICLE XIII    MISCELLANEOUS                                                                        64

13.01     Notice                                                                                     64
          -------
13.02     Entire Agreement                                                                           66
          ----------------
13.03     Expenses                                                                                   66
          --------
13.04     Public Announcements                                                                       66
          --------------------
13.05     Confidentiality                                                                            66
          ---------------
13.06     Waiver                                                                                     67
          ------
13.07     Amendment                                                                                  67
          ---------
13.08     Obligations of Purchasers Several; No Third Party Beneficiary                              67
          -------------------------------------------------------------
13.09     No Assignment; Binding Effect                                                              68
          -----------------------------
13.10     Headings                                                                                   68
          --------
13.11     Arbitration; Consent to Jurisdiction; Service of Process; Waiver of Sovereign Immunity     68
          --------------------------------------------------------------------------------------
13.12     Invalid Provisions                                                                         70
          ------------------
13.13     Governing Law                                                                              70
          -------------
13.14     Counterparts                                                                               71
          ------------

EXHIBIT A         -   CERTIFICATE OF CEO OF ISSUER

EXHIBIT B         -   CERTIFICATE OF SECRETARY OF THE BOARD

EXHIBIT C         -   FORM OF OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD,
                      L.L.P. AS TO NEW YORK AND RUSSIAN LAW

EXHIBIT D-1       -   FORM F-3

EXHIBIT D-2       -   FORM 20-F

EXHIBIT E-1       -   CERTIFICATE OF PRESIDENT OF TELENOR EAST INVEST AS

EXHIBIT E-2       -   CERTIFICATE OF SOLE DIRECTOR OF ECO TELECOM LIMITED

EXHIBIT F-1       -   CERTIFICATE OF MEMBER OF THE BOARD OF DIRECTORS OF TELENOR
                      EAST INVEST AS

EXHIBIT F-2       -   CERTIFICATE OF SOLE DIRECTOR OF ECO TELECOM LIMITED

EXHIBIT G         -   FORM OF OPINION OF COUDERT BROTHERS AS TO NEW YORK LAW

EXHIBIT H         -   FORM OF OPINION OF COUDERT BROTHERS AS TO RUSSIAN LAW

EXHIBIT I         -   FORM OF OPINION OF GENERAL COUNSEL OF TELENOR ASA AS TO
                      NORWEGIAN LAW

EXHIBIT J         -   FORM OF OPINION OF HERBERT SMITH AS TO NEW YORK LAW

EXHIBIT K         -   FORM OF OPINION OF HERBERT SMITH CIS LEGAL SERVICES AS TO
                      RUSSIAN LAW

EXHIBIT L         -   FORM OF OPINION OF TRIAY & TRIAY AS TO GIBRALTAR LAW

EXHIBIT M         -   FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT N         -   FORM OF EXERCISE NOTICE

EXHIBIT O-1       -   FORM OF ISSUER'S RECEIPT TO TELENOR EAST INVEST AS

EXHIBIT O-2       -   FORM OF ISSUER'S RECEIPT TO ECO TELECOM LIMITED


SCHEDULES
---------

SCHEDULE 1.01(A)      PERSONS WITH ACTUAL KNOWLEDGE

SCHEDULE 1.01(B) PURCHASERS' DESIGNEES FOR ELECTION TO THE BOARD AND THE BOARD OF VIP-R

SCHEDULE 1.01(C)      LIST OF TRADEMARK AGREEMENTS

SCHEDULE 1.01(D)      ISSUER'S DOLLAR ACCOUNT AND ISSUER'S RUBLE ACCOUNT

SCHEDULE 2.01 GUIDELINES ON PLACEMENT AND FORM OF INDIVIDUAL SHARE PURCHASE AGREEMENT

SCHEDULE 2.02         PURCHASE PRICE

SCHEDULE 2.06         TELENOR'S ACCOUNT

SCHEDULE 3.03         OUTSTANDING OPTIONS

SCHEDULE 3.04(A)      ISSUER'S SUBSIDIARIES

SCHEDULE 3.05         NO CONFLICTS

SCHEDULE 3.07(A)      GMS AND BOARD PROTOCOLS

SCHEDULE 3.07(B)      SHAREHOLDERS OF ISSUER AND ITS SUBSIDIARIES

SCHEDULE 3.07(C)      LOCATION OF SHARE REGISTERS, ETC.

SCHEDULE 3.08(A)      AUDITED CONSOLIDATED FINANCIAL STATEMENTS

SCHEDULE 3.09         MATERIAL CHANGES SINCE DECEMBER 31, 2000

SCHEDULE 3.10         UNDISCLOSED INDEBTEDNESS, LIENS AND LIABILITIES

SCHEDULE 3.11         TAXES

SCHEDULE 3.12         ACTIONS OR PROCEEDINGS

SCHEDULE 3.14         BENEFIT PLANS

SCHEDULE 3.15         REAL PROPERTY

SCHEDULE 3.16         INTELLECTUAL PROPERTY

SCHEDULE 3.16(A)      SIGNIFICANT BEE LINE NAMES

SCHEDULE 3.17(A)      CONTRACTS OVER US$5 MILLION

SCHEDULE 3.17(C)      EXISTING COMMITMENTS OVER US$15 MILLION

SCHEDULE 3.18(A)      EXCEPTIONS TO LICENSES

SCHEDULE 3.18(B)      UNFULFILLED LICENSE OBLIGATIONS

SCHEDULE 3.18(C)      RESTRICTIONS ON LICENSES

SCHEDULE 3.19         INSURANCE

SCHEDULE 3.23         INVESTMENTS

SCHEDULE 3.25         ISSUER'S BROKERS

SCHEDULE 4.03         PURCHASERS' THIRD PARTY CONSENTS

SCHEDULE 4.04         PURCHASERS' REGULATORY CONSENTS AND APPROVALS

SCHEDULE 4.06         PURCHASERS' BROKERS

SCHEDULE 5.02         OTHER FINANCIAL STATEMENTS / REPORTS

SCHEDULE 5.04         AMENDMENTS TO THE CHARTER OF THE ISSUER

SCHEDULE 5.05         AMENDMENTS TO THE PROCEDURAL REGULATIONS OF THE BOARD OF
                      THE ISSUER

SCHEDULE 5.07         PRINCIPLES OF OPERATING COMMITTEE

SCHEDULE 5.08(G)      LIMITATIONS ON INCURRENCE OF LIENS

SCHEDULE 7.04(C)      ECO TELECOM'S ACCOUNT DETAILS

SCHEDULE 8.05         ISSUER'S CORPORATE AND REGULATORY CONSENTS AND APPROVALS

SCHEDULE 8.06         ISSUER'S THIRD PARTY CONSENTS

     PRIMARY AGREEMENT dated as of May 30, 2001 between and among TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway ("Telenor"), ECO TELECOM LIMITED, a company organized and existing under the laws of Gibraltar ("Eco Telecom" and, together with Telenor, each, a "Purchaser", and collectively, the "Purchasers"), and OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation (the "Issuer").

                                  WITNESSETH

     WHEREAS, the Issuer desires to sell, and Telenor and Eco Telecom desire to purchase, such number of shares of Common Stock which, after giving effect to such purchases and certain other purchases of shares of Common Stock and Preferred Stock by Telenor and Eco Telecom, will result in Eco Telecom holding at least twenty-five percent (25%) plus one (1) share of the issued and outstanding voting capital stock of the Issuer and Telenor holding at least twenty-five percent (25%) plus two (2) shares of the issued and outstanding voting capital stock of the Issuer, in each case, calculated on a fully diluted basis, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                   ARTICLE I  DEFINITIONS AND INTERPRETATION


     1.01  Definitions
           -----------

     As used herein, the following terms shall have the following meanings:

     "Account Bank" shall mean Citibank T/O (OOO), as the account bank under the Account Bank and Overdraft Agreement.

     "Account Bank and Overdraft Agreement" shall mean the Account Bank and Overdraft Agreement dated the date hereof between and among Eco Telecom, the Issuer, VIP-R and the Account Bank.

     "Actions or Proceedings" shall mean any action, suit, proceeding or arbitration commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

     "Actually known to such Purchaser" shall mean to the knowledge and belief of the relevant Purchaser and the Persons specified immediately below the name of such Purchaser on Schedule 1.01(a).

     "ADSs" shall mean the Issuer's American Depositary Shares, each representing three-quarters (3/4) of one (1) share of the Issuer's Common Stock, which are currently listed on the NYSE.

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settlor of a trust) or in which such Person or Persons specified herein, directly or indirectly, has a substantial beneficial interest and any Person who is controlled by any such trust or estate. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise) of such Person.

     "Agreement" shall mean this Primary Agreement and the Exhibits and the Schedules hereto and the certificates delivered in accordance with Article VIII and Article IX.

     "Alfa Bank" shall mean OAO "Alfa-Bank", an open joint stock company organized and existing under the Laws of the Russian Federation.

     "Alfa Bank Guarantee" shall mean the Guarantee dated as of the date hereof, executed and delivered by Alfa Bank, as guarantor, in favor of the Issuer, as beneficiary.

     "amendments to the Charter" shall have the meaning specified in Section 5.04(a).

   "Applicable Rate" shall mean the rate of interest from time to time announced by J.P. Morgan Chase & Co. as its prime commercial lending rate.

     "Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, Investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Audited Consolidated Financial Statement Date" shall mean December 31,
2000.

     "Audited Consolidated Financial Statements" shall mean the financial statements, prepared in accordance with GAAP, for the fiscal year ended December 31, 2000, the most recent fiscal year of the Issuer.

     "Bee Line Fund" shall mean "Bee Line" Non-Profit Fund (known in Russian and formerly known in English as the Fund for Non-Commercial Programs "Bee Line"), a nonprofit organization organized and existing under the Laws of the Russian Federation.

     "Bee Line Licensee" shall have the meaning specified in Section 3.l6(a).

     "Benefit Plan" shall mean any Plan established by the Issuer or any Significant Subsidiary, to which the Issuer or any Significant Subsidiary contributes or has contributed, or under which any employee, former employee, director, consultant or independent contractor of the Issuer or any Significant Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Board" shall mean the Board of Directors of the Issuer.

     "Business Combination" shall have the meaning specified in Section 5.01.

     "Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, Oslo, Norway, London, England or New York, New York are authorized or obliged to close.

     "Business or Condition of the Issuer" shall mean the business, condition (financial or otherwise), results of operations and Assets and Properties of the Issuer and its Subsidiaries taken as a whole.

     "Callable Preferred Stock" shall have the meaning specified in Section 7.04(a).

     "Call Option Period" shall have the meaning specified in Section 7.04(c).

     "Charter" shall mean the charter (ustav) of the Issuer, as registered with the MRC on August 23, 1996, and as amended on October 3, 1996 (approved by the Board on September 30, 1996), December 17, 1996 (approved by the Board on November 20, 1996), December 17, 1996 (approved by the GMS on November 29,
1996), September 3, 1998 (approved by the GMS on June 16, 1998), February 22, 1999 (approved by the GMS on January 29, 1999), July 7, 1999 (approved by the GMS on June 11, 1999), July 22, 1999 (approved by the Board on July 6, 1999), July 31, 2000 (approved by the GMS on June 30, 2000) and September 20, 2000 (approved by the Board on August 24, 2000).

     "Charter Capital" (ustavniy kapital) shall mean the aggregate value of the ownership interests of a Person as stated in its charter, provided that, with respect to a joint stock company, the Charter Capital shall mean the aggregate nominal value of its issued shares.

     "Closing" shall mean the purchase of and payment for the Purchasers' Shares in accordance with Sections 2.01, 2.02, 2.03 and 2.04.

     "Closing Date" shall mean the date identified as such in a Preliminary Closing Notice, being the date (including, without limitation, the Guaranteed Closing Date) on which the Closing is, in accordance with Section 2.03, scheduled (or re-scheduled) to occur, which date shall be not later than the Final Date and at least five (5) Business Days after the Issuer has furnished written notice to the Escrow Agent and the Account Bank (with a copy to each Purchaser and VIP-R) of such Closing Date by delivering such Preliminary Closing Notice.

     "Commission" shall mean the Commission of the European Communities.

     "Common Stock" shall mean the shares of common stock of the Issuer, as defined in Section 6.1 of the Charter.

     "Consolidated Subsidiaries" shall mean, with respect to the Issuer, the Significant Subsidiaries, Impuls-KB and RTI Service-Svyaz.

     "Contract" shall mean any agreement, letter of intent, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or understanding (whether written or oral), in each case, to the extent legally binding.

     "Controlled Affiliate" shall mean, with respect to any Person, any Affiliate of such Person in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

     "Controlling Person" shall mean, with respect to any Person, any other Person which owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such first Person or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner of such first Person).

     "Conversion" shall have the meaning specified in the Account Bank and Overdraft Agreement.

     "Convertible Notes" shall mean the 5.5% Senior Convertible Notes due 2005 of VimpelCom B.V., guaranteed by the Issuer and issued under the Indenture.

     "CTF Holdings" shall mean CTF Holdings Limited, a company organized and existing under the Laws of Gibraltar.

     "D-AMPS" shall mean Digital Advanced Mobile Phone System, a standard for digital mobile telephone transmissions at a frequency of 800 MHz.

     "Director's Indemnification Agreement" shall have the meaning specified in
Section 8.15.

     "Dr. Zimin" shall mean Dr. Dmitri Borisovich Zimin, a Russian citizen.

     "Eco Holdings" shall mean Eco Holdings Limited, a company organized and existing under the Laws of Gibraltar.

     "Eco Telecom" shall have the meaning specified in the preamble hereto.

     "Eco Telecom Contribution Default" shall have the meaning specified in the VIP-R Primary Agreement.

     "Eco Telecom Dollar Account" shall mean the US Dollar denominated account to be opened by Eco Telecom with the Account Bank in accordance with Clause 3(1) of the Account Bank and Overdraft Agreement.

     "Eco Telecom Guarantee Agreement" shall mean the Guarantee Agreement dated as of the date hereof between and among CTF Holdings, Eco Holdings, Telenor, the Issuer and VIP-R.

     "Eco Telecom VIP-R Preferred Stock Purchase Agreement" shall mean the Stock Purchase Agreement substantially in the form attached as Annex A to Schedule 2.07(a) to the VIP-R Primary Agreement, to be entered into at the Preferred Stock Closing Date by Eco Telecom and VIP-R.

     "Eco Telecom Preferred Stock Purchase Agreement" shall the mean the Share Purchase Agreement dated as of the date hereof between Overture and Eco Telecom with respect to shares of Preferred Stock and shares of Common Stock.

     "Eco Telecom Share Purchase Agreements" shall mean, collectively, the Share Purchase Agreement dated as of the date hereof between Eco Telecom and Dr. Zimin with respect to shares of Common Stock and the Eco Telecom Preferred Stock Purchase Agreement.

     "Environmental Law" shall mean any Law or Order relating to the regulation or protection of human health and safety, the environment or hazardous or toxic substances, wastes, pollutants or contaminants.

     "Equity" shall mean, with respect to any Person, the aggregate of its Charter Capital, any surplus capital (dobavochniy kapital), reserve fund, retained earnings and any other elements determining the net worth of such Person.

     "Equity Interest" in a Person shall mean any share of capital stock of such Person, or any partnership interest or other ownership interest in such Person.

     "Escrow Agent" shall mean Citibank, N.A., London Branch, as escrow agent under the Escrow Agreement.

     "Escrow Agreement" shall mean the Escrow Agreement dated the date hereof between and among Eco Telecom, the Issuer and the Escrow Agent.

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Exercise Date" shall have the meaning specified in Section 7.04(c).

     "Exercise Notice" shall have the meaning specified in Section 7.04(c).

     "Exercise Price" shall have the meaning specified in Section 7.04(b).

     "Failed Closing Date" shall have the meaning specified in Section 2.03(d).

     "FCSM" shall mean the Federal Commission for the Securities Market of the Russian Federation (Federalnaya komissiya po rynku tsennikh bumag Rossiiskoy Federatsii or "FKTsB Rossii"), or any successor thereto, including any applicable territorial agent thereof.

     "Final Closing Notice" shall mean a notice to the Escrow Agent from Eco Telecom and the Issuer, in the form attached as Schedule 6 to the Escrow Agreement and Schedule 4 to the Account Bank and Overdraft Agreement.

     "Final Date" shall mean November 30, 2001, or such later date (but not later than the date which is six (6) Business Days after November 30, 2001) as the Issuer may notify the Purchasers (with a copy to VIP-R) in writing in accordance with Section 2.03(d)(i)(a) and Section 13.01 on or prior to the first Business Day after November 30, 2001.

     "Financial Statements" shall mean the Audited Consolidated Financial Statements and the financial statements of the Issuer delivered to the Purchasers pursuant to Section 5.02(a) and (b).

     "First Board Date" shall mean the date of the first meeting (or unanimous written consent in lieu of a meeting) of the Board at which all designees of both Purchasers listed on Schedule 1.01(b) and then legally capable of serving on the Board are members of the Board.

     "First Closing Indemnity Amount" shall mean the amount specified opposite Eco Telecom's name in Schedule 2.02.

     "First VIP-R Board Date" shall mean the date of the first meeting (or unanimous written consent in lieu of a meeting) of the Board of Directors of VIP-R at which all designees of both Purchasers listed on Schedule 1.01(b) and then legally capable of serving on the Board of Directors of VIP-R are members of the Board of Directors of VIP-R.

     "Form F-3" shall mean the Issuer's Final Prospectus filed with the SEC pursuant to Rule 424(b)(4) promulgated under the Securities Act on July 26, 2000 relating to the Registration Statement on Form F-3 (File No. 333-13310), a copy of which is attached as Exhibit D-1.

     "Form 20-F" shall mean Annual Report of the Issuer on Form 20-F, as filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 28, 2000, a copy of which is attached as Exhibit D-2.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Glavsotkom" shall mean Glavsotkom LLC, a limited liability company organized and existing under the Laws of the Russian Federation.

     "GMS" shall mean the general meeting of the shareholders (obschee sobraniye aktsionerov) of the Issuer, as defined in Article 9 of the Charter.

     "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

     "GSM" shall mean Global System for Mobile Communications.

     "GSM 1800" shall mean GSM in the 1800 MHz frequency range.

     "GSM 900" shall mean GSM in the 900 MHz frequency range.

     "Guaranteed Closing Date" shall mean the Closing Date, if any, falling after demand on the Alfa Bank Guarantee in accordance with the terms thereof.

     "Impuls-KB" shall mean Closed Joint Stock Company "Impuls-KB", a closed joint stock company organized and existing under the Laws of the Russian Federation.

     "Indebtedness" shall mean, with respect to any Person, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of a guarantee of any obligation described in clauses (a) through (d) above of any other Person.

     "Indemnified Party" shall have the meaning specified in Section 11.01(d).

     "Indemnifying Party" shall have the meaning specified in Section 11.01(d).

     "Indenture" shall mean the Indenture dated as of July 28, 2000 among VimpelCom B.V., as the issuer, the Issuer, as the guarantor, and The Bank of New York, as trustee.

     "Individual Share Purchase Agreement" shall mean a share purchase agreement substantially in the form attached hereto as Annex A to Schedule 2.01, to be executed by the Issuer and each Purchaser.

     "Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investments" shall mean all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, general and limited partnerships, and other Persons, mortgage loans and other investment or portfolio assets owned of record or beneficially by a Person (other than (a) any direct or indirect Subsidiaries of the Issuer or any ownership interests therein and (b) any short-term trade receivables generated in the ordinary course of business).

     "Issuer" shall have the meaning specified in the preamble to this Agreement.

   "Issuer's Dollar Account" shall mean US Dollar denominated account number 40702840400700474054 in the name of and for the benefit of the Issuer with the Account Bank.

   "Issuer's Ruble Account" shall mean Russian Ruble denominated account number 40702810600700474062 in the name of and for the benefit of the Issuer with the Account Bank.

     "JSC Law" shall mean the Federal Law of the Russian Federation No. 208-FZ "On Joint Stock Companies", dated December 26, 1995 , as amended.

     "KBI" shall mean Public Joint Stock Company "KB Impuls", an open joint stock company organized and existing under the Laws of the Russian Federation.

     "KB Impuls-TV" shall mean Closed Joint Stock Company "KB Impuls-TV", a closed joint stock company organized and existing under the Laws of the Russian Federation.

     "Knowledge of the Issuer" or "Known to the Issuer" shall mean to the best of the knowledge and belief of the Issuer after having made reasonable inquiries.

     "Knowledge of such Purchaser" shall mean to the best of the knowledge and belief of the relevant Purchaser after having made reasonable inquiries.

     "Laws" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

     "Liabilities" shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including, without limitation, all Telecom Licenses.

     "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other similar proceedings or of any claim, default or assessment).

     "MAMP" shall mean the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation (Ministerstvo Rossiiskoy Federatsii po Antimonopolnoy politike i podderzhke predprinimatelstva), or any successor thereto, including any applicable territorial agent thereof.

     "Management Regulations" shall mean the Management Regulations on the Procedures for the Issuer to Conclude Transactions with Interested Parties (polozhenie rukovodstva o poryadke zaklyuchenya sdelok v sovershenii kotorykh imeetsya zainteresovannost) adopted by the Board on June 11, 1999, pursuant to
Section 10.5.10
of the Charter, as amended, which set forth the procedure for the Issuer to conclude interested party transactions, including the manner in which information on interested party transactions is reported to the Board and the Board's approval process for such transactions.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or upon such Person's ability to perform its obligations under this Agreement and the other Principal Agreements, if any, to which it is a party.

     "MRC" shall mean the Moscow Registration Chamber (Moskovskaya registratsionnaya palata), or any successor thereto.

     "New Shares" shall mean 5,150,000 shares of Common Stock.

     "NYSE" shall mean The New York Stock Exchange.

     "Option" shall mean, with respect to any Person, any security, right, subscription, warrant, option, phantom stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any Equity Interest in such Person or any security of any kind convertible into or exchangeable or exercisable for any Equity Interest in such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of any Equity Interest in such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any Equity Interests in such Person are voted.

     "Option Agreement" shall mean the Option Agreement dated as of the date hereof between Eco Telecom and Telenor.

     "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority.

     "Other Property" shall have the meaning specified in Section 7.04(e).

     "Overture" shall mean Overture Limited, an exempted company limited by shares organized and existing under the Laws of Bermuda.

     "Permitted Lien" shall mean (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (c) any mechanic's, materialman's or other similar Lien arising by operation of Law or any minor imperfection of title or similar Lien, none of which individually or in the aggregate with other such Liens materially impairs the value of the property subject to such Lien or the use of such property in the conduct of the business of the Issuer.

     "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

     "Plan" shall mean any pension, profit sharing, stock purchase, stock option, stock ownership, stock appreciation rights or phantom stock plan, practice, policy or other arrangement of any kind, whether written or oral and whether covering current or former employees, officers, directors, consultants or independent contractors.

     "Preferred Stock" shall mean, collectively, the shares of preferred stock of the Issuer, as defined in the Charter.

     "Preferred Stock Call Option" shall have the meaning specified in Section 7.04(a).

     "Preferred Stock Closing Date" shall have the meaning specified in the VIP-R Primary Agreement.

     "Preliminary Closing Notice" shall mean a notice from the Issuer to the Escrow Agent and the Account Bank (with a copy to the Purchasers and VIP-R) in the form attached as Schedule 2 to the Escrow Agreement and Schedule 1 to the Account Bank and Overdraft Agreement.

     "Principal Agreements" shall mean this Agreement, the Shareholders Agreement, the Escrow Agreement, the Account Bank and Overdraft Agreement, the Option Agreement, the Zimin Principal Agreements, the Registration Rights Agreement, the Eco Telecom VIP-R Preferred Stock Purchase Agreement, the Eco Telecom Guarantee Agreement, the Alfa Bank Guarantee, the Telenor Guarantee Agreement, the Undertaking Letters, the VIP/Eco Telecom Share Purchase Agreement, the VIP-R Primary Agreement, the VIP-R Shareholders Agreement, the VIP-R Registration Rights Agreement, the Termination Agreement, the Supplemental Agreements and the Trademark Agreements.

     "Procedural Regulations of the Board" shall mean the procedural regulations (Protsedurnye pravila Soveta directorov) adopted by the Board on April 13, 2000, as amended, pursuant to Section 10.5.19 of the Charter as a supplement to the provisions set forth in the Charter which are applicable to the Board.

     "Purchase Price" shall mean US$20.00 multiplied by the aggregate number of the Purchasers' Shares.

     "Purchaser" and "Purchasers" shall have the meanings specified in the preamble hereto.

     "Purchasers' Shares" shall mean, collectively, the New Shares and Telenor's Repurchased Shares.

     "Registrar" shall mean Closed Joint Stock Company "National Registry Company" (Natsionalnaya Registratsionnaya Kompaniya), a closed joint stock company organized under the Laws of the Russian Federation and the duly appointed shareholder registrar of the Issuer, or any successor thereto.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between and among the Issuer, Telenor and Eco Telecom.

     "Representatives" shall mean, with respect to any Person, its officers, directors, shareholders, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

     "Repurchased Shares" shall mean, collectively, the shares of Common Stock, if any, which the Issuer is required to repurchase from existing shareholders of the Issuer in accordance with Article 75 of the JSC Law as a result of the decisions taken by the GMS to approve the transactions contemplated by the Principal Agreements, the aggregate value of which shall not exceed ten percent (10%) of the Issuer's net assets on the date of the meeting of the shareholders of the Issuer at which a vote of such shareholders is conducted concerning the transactions contemplated by this Agreement and the other Principal Agreements, calculated in accordance with Russian accounting principles and expressed in US Dollars, based on the US Dollar/Russian Ruble exchange rate of the Central Bank of the Russian Federation on the date immediately prior to the date of such meeting.

     "RTI Service-Svyaz" shall mean Closed Joint Stock Company "RTI Service-Svyaz", a closed joint stock company organized and existing under the Laws of the Russian Federation.

     "Russian Rubles" shall mean the lawful currency of the Russian Federation.

     "Sberbank" shall mean Sberegatelny Bank of the Russian Federation, a commercial bank organized as an open joint stock company and existing under the Laws of the Russian Federation.

     "SCCI" shall mean the Ministry of the Russian Federation for Communications and Informatization (Ministerstvo Rossiiskoy Federatsii po svyazi i informatizatsii or Minsvyaz Rossii), including any applicable territorial agent or any successor thereto.

     "SEC" shall mean the Securities and Exchange Commission of the United States of America, or any successor thereto.

     "SEC Documents" shall have the meaning specified in Section 3.26(a).

     "Second Closing" shall have the meaning specified in the VIP-R Primary Agreement.

     "Second Closing Indemnity Amount" shall mean the sum of the First Closing Indemnity Amount plus the amount actually paid by Eco Telecom for shares of Common Stock of VIP-R at the Second Closing.

     "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Shareholders Agreement" shall mean the Shareholders Agreement dated as of the date hereof between Telenor and Eco Telecom.

     "Significant Bee Line Names" shall mean, collectively, the brand names and trademarks specified in Schedule 3.16(a).

     "Significant Subsidiary" shall mean each of KBI and VIP-R.

     "Sota-100" shall mean Closed Joint Stock Company "Sota-100", a closed joint stock company organized and existing under the Laws of the Russian Federation.

     "Specified Percentage" shall mean twenty five percent (25%) plus one (1) share of the issued and outstanding shares of voting capital stock of the Issuer.

     "SRC" shall mean the State Registration Chamber under the Ministry of Justice of the Russian Federation (Gosudarstvennaya registratsionnaya palata pri Ministerstve yustitsii Rossiiskoy Federatsii), or any successor thereto.

     "Strategic Investor" shall mean any Person which derives at least fifteen percent (15%) of its revenues, on a consolidated basis with its Affiliates, from operations in the telecommunications industry, other than the Purchasers or their respective Affiliates.

     "Subsidiary" shall mean, with respect to any Person, (a) any corporation in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such corporation and/or (b) any partnership, association, joint venture or other entity in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the Equity Interest of such partnership, association, joint venture or other entity.

     "Supplemental Agreements" shall mean, collectively, the Supplemental Agreements, each substantially in the forms attached as Exhibit A to the VIP-R Primary Agreement, to be entered into as of the Closing in respect of the Zimin Preferred Stock Agreements.

     "Tax Document" shall mean any return, declaration, report, claim for refund, assessment, demand, act, or information return, statement or other document relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof, whether prepared by the taxpayer, a tax preparer or a Governmental or Regulatory Authority.

     "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added alternative or add-on minimum, estimated, or other tax, duty, governmental fee or charge of any kind whatsoever, including any interest, penalty, or addition thereto.

     "Telecom Licenses" shall mean (a) the Issuer's licenses issued by SCCI for D-AMPS service in Moscow and the Moscow Region (Moskovskaya Oblast), (b) VIP-R's four (4) licenses issued by SCCI for GSM 900/1800 services in the Central and the Central Black Earth region, the North Caucasus region, the Siberian region and the Volga region, (c) the license for GSM 900/1800 services in Moscow and the Moscow Region (Moskovskaya Oblast) issued to KBI and (d) frequency permits (razreshenia na ispolzovanie radiochastot dlya expluatatzii RES) relating to the licenses referred to in clauses (a), (b) and (c) of this definition.

     "Telenor" shall have the meaning specified in the preamble hereto.

     "Telenor Guarantee Agreement" shall mean the Guarantee Agreement dated as of the date hereof between and among Telenor ASA, Eco Telecom, the Issuer and VIP-R.

     "Telenor's Repurchased Shares" shall mean, collectively, all Repurchased Shares less any shares of Common Stock retained by the Issuer as treasury stock (as such term is defined under GAAP).

     "Telenor Ruble Purchase Price" shall have the meaning specified in Section 2.03(c)(ii).

     "Telenor Share Purchase Agreement" shall mean the Share Purchase Agreement dated as of the date hereof between Telenor and Overture.

    "Termination Agreement" shall mean the Termination Agreement dated as of the date hereof between and among Telenor, Telenor Communication AS, the Issuer, VimpelCom Finance B.V., VimpelCom B.V., VC Limited, Dr. Zimin, Glavsotkom and the Bee Line Fund.

     "Third Closing" shall have the meaning specified in the VIP-R Primary Agreement.

     "Total Indemnity Amount" shall mean (a) from the Closing Date to (but excluding) the date on which the Second Closing occurs, the First Closing Indemnity Amount, (b) if no Eco Telecom Contribution Default has occurred at the Second Closing, from (and including) the date on which the Second Closing occurs to (but excluding) the date on which the Third Closing occurs, the Second Closing Indemnity Amount and (c) if no Eco Telecom Contribution Default has occurred at the Third Closing, from (and including) the date on which the Third Closing occurs to the date on which the representations, warranties, covenants and agreements of the parties to this Agreement cease to survive as provided in
Article X, the sum of the First Closing Indemnity Amount, the Second Closing Indemnity Amount and the amount actually paid by Eco Telecom for shares of Common Stock of VIP-R at the Third Closing.

     "Trademark Agreements" shall mean, collectively, the License Agreements dated the date hereof between the Issuer and VIP-R listed on Schedule 1.01(c) and relating to the licensing by the Issuer to VIP-R of certain rights to use the Significant Bee Line Names.

     "Transfer" shall have the meaning specified in the Registration Rights Agreement.

     "Transferee" shall have the meaning specified in Section 7.04(d).

     "Undertaking Letters" shall mean, collectively, the letter agreement dated the date hereof between Eco Telecom and the Issuer relating to certain obligations of Eco Telecom and the letter agreement dated the date hereof between Telenor and the Issuer relating to certain obligations of Telenor.

     "US Dollars" and "US$" shall mean the lawful currency of the United States.

     "VIP/Eco Telecom Share Purchase Agreement" shall mean the Share Purchase Agreement substantially in the form attached as Exhibit F to the VIP-R Primary Agreement, to be entered into at the Preferred Stock Closing Date by Eco Telecom and VIP-R.

     "VIP-R" shall mean Closed Joint Stock Company "VimpelCom-Region", a closed joint stock company organized and existing under the Laws of the Russian Federation, and its legal successors.

     "VIP-R Primary Agreement" shall mean the Primary Agreement dated as of the date hereof between and among Telenor, Eco Telecom, the Issuer and VIP-R.

     "VIP-R Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between and among Eco Telecom, Telenor, the Issuer and VIP-R.

     "VIP-R Shareholders Agreement" shall mean the Shareholders Agreement dated as of the date hereof between and among Eco Telecom, Telenor, the Issuer and VIP-R.

     "Working Capital Bridge Facility" shall mean the Working Capital Bridge Facility dated as of June 23, 2000 between the Issuer and Telenor.

     "Zimin Common Call Option Agreement" shall mean the Call Option Agreement substantially in the form attached as Exhibit A to the Zimin Preferred Call Option Agreement, to be entered into following the Closing by Eco Telecom and Overture with respect to shares of Common Stock.

     "Zimin Common Pledge Agreement" shall mean the Pledge Agreement substantially in the form attached as Exhibit A to the Zimin Preferred Pledge Agreement, to be entered into following the Closing by Eco Telecom and Overture with respect to shares of Common Stock.

     "Zimin Preferred Call Option Agreement" shall mean the Call Option Agreement substantially in the form of Exhibit A to the Eco Telecom Preferred Stock Purchase Agreement, to be entered into at the Closing by Eco Telecom and Overture with respect to shares of Preferred Stock.

     "Zimin Preferred Pledge Agreement" shall mean the Pledge Agreement substantially in the form attached as Exhibit B to the Eco Telecom Preferred Stock Purchase Agreement, to be entered into at the Closing by Eco Telecom and Overture with respect to shares of Preferred Stock.

     "Zimin Preferred Stock Agreements" shall mean, collectively, the Share Purchase Agreement dated the date hereof between Dr. Zimin and Overture, the Share Purchase Agreement No. C-P-1 dated April 13, 1998 between Closed Joint Stock Company "Sota-100" and Dr. Zimin, the Share Purchase Agreement No. C-P-2 dated April 13, 1998 between Closed Joint Stock Company "Sota-100" and Dr. Zimin, the Share Purchase Agreement No. KB-P-1 dated April 13, 1998 between Closed Joint Stock Company "KB Impuls-TV" and Dr. Zimin, the Share Purchase Agreement No. KB-P-2 dated April 13, 1998 between Closed Joint Stock Company "KB Impuls-TV" and Dr. Zimin, the Share Swap Agreement dated July 26, 1996 between the Issuer and Closed Joint Stock Company "Sota-100" and the Share Swap Agreement dated July 26, 1996 between the Issuer and Closed Joint Stock Company "KB Impuls-TV".

     "Zimin Principal Agreements" shall mean, collectively, the Telenor Share Purchase Agreement, the Eco Telecom Share Purchase Agreements, the Zimin Common Pledge Agreement, the Zimin Preferred Pledge Agreement, the Zimin Common Call Option Agreement, the Zimin Preferred Call Option Agreement and the Zimin Surety Agreement.

     "Zimin Share Purchase Agreements" shall mean, collectively, the Eco Telecom Share Purchase Agreements and the Telenor Share Purchase Agreement.

     "Zimin Shares" shall mean (a) 113,102 shares of Common Stock and 6,426,600 shares of Preferred Stock directly or beneficially owned by Dr. Zimin and Overture and which Dr. Zimin and Overture are obligated to sell to Eco Telecom pursuant to the Eco Telecom Share Purchase Agreements and (b) such number of shares of Common Stock as Overture is obligated sell to Telenor pursuant to the Telenor Share Purchase Agreement.

     "Zimin Surety Agreement" shall mean the Surety Agreement dated as of the date hereof between Eco Telecom and Dr. Zimin.

     1.02 Interpretations
          ---------------

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b)  words of any gender shall include the other gender;

     (c) the words "hereof, "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (d) a reference to any "Article", "Section", "Schedule" or "Exhibit" is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

     (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

     (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto;

     (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document;

     (h) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" shall refer to the business and practice of the Issuer;

     (i) the word "pending" shall mean, with respect to a particular matter, the service of process or delivery of written notice to the Person to whom such manner relates;

     (j) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and

     (k) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                   ARTICLE II    SALE OF SHARES AND CLOSING

     2.01 Purchase and Sale
          -----------------

     (a) Subject to the terms and conditions contained in this Agreement (including, without limitation, Section 2.01(b)), in accordance with the procedures set forth in Schedule 2.01 and on the basis of the representations and warranties contained herein and in the Individual Share Purchase Agreements:

          (i) the Issuer agrees to issue and sell to Eco Telecom, and Eco Telecom agrees to subscribe for and purchase from the Issuer, the New Shares at the Closing; and

          (ii) the Issuer agrees to sell to Telenor, and Telenor agrees to purchase from the Issuer, Telenor's Repurchased Shares at the Closing.

     (b)  (i)    Subject to the terms and conditions of this Agreement, solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable (A) this Agreement, insofar as it relates to the transfer of New Shares to Eco Telecom, shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (B) by virtue of entering into this Agreement, (x) the Issuer shall not be obligated to transfer any New Shares to Eco Telecom or be considered to have offered any New Shares to Eco Telecom and (y) Eco Telecom shall not be obligated to purchase any New Shares from the Issuer or make payment for any New Shares; (C) the actual transactions contemplated by Section 2.01(a)(i) shall not constitute transactions involving securities (sdelki s tsennymi bumagami); and (D) in no event shall such transactions take place before the registration of the issuance of the New Shares and payment in full for the New Shares by Eco Telecom, if and to the extent such registration and payment are required under Russian Law.

          (ii) The placement of the New Shares shall occur on the date on which the New Shares are disposed of (otchuzdeny) by the Issuer in favor of Eco Telecom, by transferring the title to the New Shares to Eco Telecom at the Closing.

          (iii) Clauses (i) and (ii) of this Section 2.01(b) shall have no effect on interpretation of this Agreement under the laws of the State of New York, by which this Agreement is expressed to be governed.

     (c) Subject to the terms and conditions contained in this Agreement, immediately upon the registration of the issuance of the New Shares with the FCSM and in any event prior to the Issuer's execution of any other agreement with respect to any of the New Shares, the Issuer and each Purchaser shall execute an Individual Share Purchase Agreement (osnovnoi dogovor) which shall incorporate by reference the terms and conditions of this Agreement applicable to such Purchaser, except that
Section 2.01(b) shall be excluded.

     2.02 Purchase Price
          --------------

     (a) Upon determining the total number of Repurchased Shares following the meeting of shareholders of the Issuer at which a vote of such shareholders is conducted concerning the transactions contemplated by this Agreement and the other Principal Agreements, the Issuer shall promptly, but no later than fifty-five (55) days after the date of such meeting, notify Telenor of such total number and the number of Repurchased Shares, if any, which the Issuer wishes to retain as treasury stock (as such term is defined under GAAP) and deliver to Telenor and Eco Telecom a new Schedule 2.02 reflecting such figures, and upon such delivery to Telenor and Eco Telecom, Schedule 2.02 shall be deemed to have been amended and restated in its entirety without the need for any further action by the parties.

     (b) Subject to the terms and conditions hereof and in consideration of the sale and transfer to the Purchasers by the Issuer of the Purchasers' Shares, each Purchaser shall pay to the Issuer such portion of the Purchase Price as is specified opposite such Purchaser's name in Schedule 2.02, in the manner provided in Section 2.03 and Section 2.04, as applicable, and the Purchase Price shall be allocable entirely to, and deemed to be in consideration of, the Purchasers' Shares being purchased hereunder by such Purchaser.

     (c) Eco Telecom shall, no later than the second Business Day prior to the Closing Date, transfer or cause to be transferred to the Eco Telecom Dollar Account, by wire transfer of immediately available funds, US$53,000,000, for further transfer in accordance with the Account Bank and Overdraft Agreement as payment of part of that portion of the Purchase Price payable by Eco Telecom.

     2.03 Pre-Closing; Closing
          --------------------

     (a) Subject to Section 2.03(b) and (d), at least fifteen (15) Business Days prior to the proposed date of the Closing, the Issuer shall notify the Purchasers of such proposed date. On the date which is ten (10) Business Days prior to such proposed date, the Issuer and the Purchasers shall (i) attend a pre-closing meeting at the offices of the Issuer's counsel, located at Ducat Place II, Ulitsa Gasheka 7, Moscow 123056, Russia (or at such other place as the Purchasers and the Issuer mutually agree) at 10:00 am (Moscow time), and (ii) review the documents to be delivered at the Closing to determine whether the conditions precedent specified in Article VIII and Article IX have been, or will on the Closing Date, be capable of being, fulfilled. If, after such pre-closing meeting, the Issuer determines, in its sole discretion, that it is appropriate to do so, then the Issuer may deliver a Preliminary Closing Notice to the Escrow Agent and the Account Bank (with a copy to each Purchaser and VIP-R) in accordance with the Escrow Agreement and the Account Bank and Overdraft Agreement.

          (b) If the Closing does not occur on the Closing Date set forth in the Preliminary Closing Notice delivered in accordance with Section 2.03(a) (or in a subsequent Preliminary Closing Notice delivered in accordance with this
Section 2.03(b)), the Issuer may, in its sole discretion, reschedule the proposed Closing Date by delivering a new Preliminary Closing Notice to the Escrow Agent and the Account Bank (with a copy to each Purchaser and VIP-R) at least five (5) Business Days prior to the new Closing Date.

          (c) In connection with any Closing on any Closing Date other than a Guaranteed Closing Date, if the conditions precedent specified in Article VIII (other than delivery of the Purchasers' Shares) and Article IX (other than payment of the Purchase Price) have been (or are capable of being) fulfilled (or waived in writing, as applicable), then:

               (i) (A) the Issuer and Eco Telecom shall execute and deliver to the Escrow Agent and the Account Bank a Final Closing Notice, (1) instructing the Escrow Agent to pay to the Issuer US$50,000,000 of the Purchase Price (consisting of funds paid into the Escrow Account (as defined in the Escrow Agreement) by or on behalf of Eco Telecom in accordance with the Escrow Agreement) on the Closing Date, by wire transfer of immediately available funds to the Issuer's Dollar Account with details of payment as set forth in the Escrow Agreement, and (2) instructing the Account Bank to pay to the Issuer (on behalf of Eco Telecom) US$53,000,000 of the Purchase Price on the Closing Date, by transfer of such sum from the Eco Telecom Dollar Account to the Issuer's Dollar Account, and (3) instructing the Account Bank to complete the Conversion, and to make the other transfers and exchanges contemplated by the Account Bank and Overdraft Agreement, and (B) Eco Telecom shall transfer or cause to be transferred to the Eco Telecom Dollar Account, by wire transfer of immediately available funds, so much of the US$53,000,000 required to be transferred by it to such account pursuant to Section 2.02(c) as it may have failed to transfer to such account in accordance with such Section;

               (ii) Telenor shall instruct its bank to pay to the Issuer (on behalf of Telenor) the Russian Ruble equivalent (based upon the exchange rate of the Central Bank of the Russian Federation on the day prior to payment) of that portion of the Purchase Price as is specified opposite Telenor's name in Schedule 2.02 on the Closing Date (the "Telenor Ruble Purchase Price"), by wire transfer of immediately available funds to the Issuer's Ruble Account; and

               (iii) upon receipt by the Issuer of (A) written confirmation from the Account Bank that the Account Bank has credited the proceeds of the Conversion to the Issuer's Ruble Account in accordance with the Account Bank and Overdraft Agreement and (B) written confirmation from Telenor's bank that Telenor's bank has irrevocably issued wire transfer instructions for the Telenor Ruble Purchase Price to be paid to the Issuer's Ruble Account on the Closing Date, the Issuer shall deliver to Telenor an extract from the share register of the Issuer issued by the Registrar and showing Telenor as the owner of Telenor's Repurchased Shares, and to Eco Telecom, an extract from the share register of the Issuer issued by the Registrar and showing Eco Telecom as the owner of the New Shares.

     (d) If the Closing fails to occur on any Closing Date other than a Guaranteed Closing Date due to Eco Telecom having failed to transfer or cause to be transferred US$53,000,000 to the Eco Telecom Dollar Account, as contemplated by Section 2.03(c)(i) (the date of such failed Closing being the "Failed Closing Date"), then:

          (i) on the first Business Day immediately following the Failed Closing Date, the Issuer may, (A) if it so elects in its sole discretion and in accordance with Section 2.03(b), schedule a new Closing Date by delivering a new Preliminary Closing Notice to the Escrow Agent and the Account Bank (with a copy to each Purchaser and VIP-R) and (B) execute and deliver to Alfa Bank in accordance with the terms of the Alfa Bank Guarantee a Notice of Demand (as defined in the Alfa Bank Guarantee) to pay to the Issuer US$53,000,000 of the Purchase Price, by wire transfer of immediately available funds to the Issuer's Dollar Account;

          (ii) if the Issuer in its sole discretion elects to schedule a new Closing Date in accordance with Section 2.03(d)(i), then on the first Business Day immediately following the Failed Closing Date, the Issuer and Eco Telecom shall execute and deliver to the Escrow Agent and the Account Bank a Final Closing Notice, instructing the Escrow Agent to pay to the Issuer US$50,000,000 of the Purchase Price (consisting of funds paid into the Escrow Account (as defined in the Escrow Agreement) by or on behalf of Eco Telecom in accordance with the Escrow Agreement) on the Closing Date, by wire transfer of immediately available funds to the Issuer's Dollar Account with details of payment as set forth in the Escrow Agreement; and

          (iii)  on the Closing Date, if the conditions precedent specified in
     Article VIII (other than delivery of the Purchasers' Shares) and Article IX (other than payment of the Purchase Price) have been (or are capable of being) fulfilled (or waived in writing, as applicable), then:

                 (A) Telenor shall instruct its bank to pay to the Issuer (on behalf of Telenor) the Telenor Ruble Purchase Price by wire transfer of immediately available funds to the Issuer's Ruble Account; and

                 (B) upon receipt by the Issuer of (1) written confirmation from Telenor's bank that Telenor's bank has irrevocably issued wire transfer instructions for the Telenor Ruble Purchase Price to be paid to the Issuer's Ruble Account on the Closing Date and (2) written confirmation from the Account Bank that it has credited US$53,000,000 to the Issuer's Dollar Account and has credited the proceeds of the Conversion to the Issuer's

          Ruble Account, the Issuer shall deliver to Telenor an extract from the share register of the Issuer issued by the Registrar and showing Telenor as the owner of Telenor's Repurchased Shares, and to Eco Telenor, an extract from the share register of the Issuer issued by the Registrar and showing Eco Telecom as the owner of the New Shares.

     (e) The Closing shall take place at the offices of the Issuer's counsel, located at Ducat Place II, Ulitsa Gasheka 7, Moscow 123056, Russia, or at such other place as the Purchasers and the Issuer mutually agree, at 10:00 am (Moscow time) on the Closing Date.

     2.04 Escrow of Purchase Price
          ------------------------

     (a) In accordance with the Escrow Agreement, but in any event no later than simultaneously with the execution and delivery of this Agreement and the other Principal Agreements required to be executed on the date hereof by the parties hereto and thereto, Eco Telecom shall deposit with the Escrow Agent by wire transfer of immediately available funds that portion of the Purchase Price as is specified opposite Eco Telecom's name in Schedule 2.02. Thereafter, such portion of the Purchase Price shall be held in escrow, shall accrue interest as set forth in the Escrow Agreement, and shall be returned to Eco Telecom or paid over to the Issuer, in each case, in accordance with this Agreement and the Escrow Agreement.

     (b) If a meeting of shareholders of the Issuer approves such transactions contemplated by this Agreement and the other Principal Agreements as are required to be approved by such shareholders on or prior to July 27, 2001, the Issuer shall promptly execute and deliver to the Escrow Agent pursuant to Clause 5(2)(ii) of the Escrow Agreement the certificate and payment instruction referred to therein.

     (c)  When all of the conditions precedent to the Closing specified in
Article VIII (other than delivery of the Purchasers' Shares) and Article IX (other than the payment of the Purchase Price) have been (or are capable of being) fulfilled (or waived in writing, as applicable), the Issuer and Eco Telecom shall execute and deliver to the Escrow Agent and the Account Bank a Final Closing Notice.

     2.05 Use of Proceeds
          ---------------

     (a) That portion of the Purchase Price specified opposite Eco Telecom's name in Schedule 2.02 shall be invested by the Issuer in VIP-R in accordance with Section 2.01 of the VIP-R Primary Agreement.

     (b) That portion of the Purchase Price specified opposite Telenor's name in Schedule 2.02 shall be applied by the Issuer in accordance with its current business plan or as the Board may otherwise direct.

     2.06 Liquidated Damages
          ------------------

     The parties agree that, in the event Eco Telecom fails to purchase the New Shares from the Issuer in breach of Eco Telecom's obligations under this Agreement, the Issuer and Telenor will suffer substantial damages, which damages are not readily ascertainable. Because such damages would be difficult to calculate, the parties hereto agree that in the event of such breach by Eco Telecom, Eco Telecom shall pay, as liquidated damages for loss of a bargain and not as a penalty, (a) to the Issuer, an amount equal to US$45,000,000 and (b) to Telenor, an amount equal to US$5,000,000. Such payments shall be made in US Dollars by wire transfer of immediately available funds to the Issuer's Dollar Account and the account of Telenor specified in Schedule 2.06, respectively.

            ARTICLE III    REPRESENTATIONS AND WARRANTIES OF ISSUER


     Subject to the information contained in the Issuer's Form 20-F, Form F-3 and Form 6-Ks filed with the SEC since the date of such Form F-3 (including the Issuer's Form 6-K filed on the date hereof) and the schedules hereto, the Issuer hereby represents and warrants to each Purchaser that, on and as of the date of this Agreement and, solely with respect to those representations and warranties specified in Section 8.01, on and as of the Closing:

     3.01  Organization of the Issuer
           --------------------------

     The Issuer is an open joint stock company and has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of the Russian Federation, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction.

     3.02 Authority
          ---------

     (a) Subject only to the consents, actions, proceedings and approvals identified in Schedules 8.05 and 8.06, the Issuer has full power and authority to execute and deliver this Agreement and the other Principal Agreements to which the Issuer is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, (i) to issue and sell the New Shares to Eco Telecom and (ii) to sell Telenor's Repurchased Shares to Telenor.

     (b) This Agreement and the other Principal Agreements required to be executed on the date hereof and to which the Issuer is a party have been duly and validly executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity), except as rights to indemnity and contribution may be limited by applicable law or public policy and except to the extent any clause hereof provides for the payment of a penalty.

     3.03 Charter Capital of the Issuer
          -----------------------------

     (a) As of the date of this Agreement, the Charter Capital of the Issuer consists solely of Thirty Five Million One Hundred Eighty-Two Thousand Two Hundred and One (35,182,201) issued shares of Common Stock and Six Million Four Hundred Twenty-Six Thousand Six Hundred (6,426,600) issued shares of Preferred Stock. After giving effect to the issuance of all of the New Shares and the sale of Telenor's Repurchased Shares, the Issuer's Charter Capital (including any Repurchased Shares retained by the Issuer as treasury stock (as such term is defined under GAAP)) shall consist of Forty Million Three Hundred Thirty-Two Thousand Two Hundred and One (40,332,201) shares of Common Stock and Six Million Four Hundred Twenty-Six Thousand Six Hundred (6,426,600) shares of Preferred Stock.

     (b) All of the outstanding Equity Interests of the Issuer (i) have been duly authorized and validly issued, (ii) are fully paid, and non-assessable,
(iii) are not subject to any preemptive or similar rights with respect to the Issuer, and (iv) were properly registered with the appropriate authorities competent for registration of the issue of such shares. All of the shares of the Issuer, including the Purchasers' Shares, are uncertificated.

     (c) As of the Closing Date, the New Shares (i) will have been duly authorized, (ii) when issued and delivered to, and paid for by, Eco Telecom as provided herein and in accordance with the documents to be filed with the FCSM, will be validly issued, fully paid and non-assessable, (iii) upon registration of a report on the issuance thereof with the FCSM, compliance with the disclosure requirements of the Russian Federation Federal Law on the Securities Markets and regulations of the FCSM, and approval of the amendments to the Charter by the Board and their registration with the MRC and SRC, the issuance of such New Shares shall have been properly registered with the appropriate authorities competent therefor, and (iv) upon registration of a report on the issuance of the New Shares with the FCSM and full payment for the New Shares by Eco Telecom, Eco Telecom shall have acquired the New Shares, free and clear of all Liens other than Liens arising under the Principal Agreements. As of the Closing Date, upon full payment therefor by Eco Telecom, the New Shares shall have been transferred from the Issuer to Eco Telecom, and Eco Telecom's shareholding with respect to the New Shares shall have been entered into the shareholder register of the Issuer.

     (d) Immediately after giving effect to the issuance of and sale to Eco Telecom pursuant to this Agreement of all of the New Shares and the purchase by Eco Telecom pursuant to the Eco Telecom Share Purchase Agreements of the shares of Common Stock and the shares of Preferred Stock referred to therein, (i) the shares of Common Stock and the shares of Preferred Stock held by Eco Telecom shall represent not less than twenty-five percent (25%) plus one (1) share of all of the voting capital stock of the Issuer, inclusive of all issued shares of Common Stock and all issued shares of Preferred Stock, and (ii) Eco Telecom shall have sufficient voting power to block any decision of the GMS requiring an affirmative vote of three-quarters (3/4) of the shareholders eligible to vote at the GMS.

     (e) Immediately after giving effect to the issuance of and sale to Telenor pursuant to this Agreement of all of Telenor's Repurchased Shares and the purchase by Telenor pursuant to the Telenor Share Purchase Agreement of the shares of Common Stock referred to therein, (i) the shares of Common Stock held by Telenor shall represent not less than twenty-five percent (25%) plus two (2) shares of all of the voting capital stock of the Issuer, inclusive of all issued shares of Common Stock and all issued shares of Preferred Stock, and (ii) Telenor shall have sufficient voting power to block any decision of the GMS requiring an affirmative vote of three-quarters (3/4) of the shareholders eligible to vote at the GMS.

     (f) As of the Closing Date, the Issuer (i) shall have repurchased the Repurchased Shares from shareholders of the Issuer upon their demand in accordance with the JSC Law, and (ii) will own the Repurchased Shares, as reflected in the shareholder register of the Issuer, free and clear of all Liens (other than such Liens as exist under Russian Law or are created by the Principal Agreements). As of the Closing Date, upon full payment therefor by Telenor, Telenor's Repurchased Shares shall have been transferred from the Issuer to Telenor, free and clear of all Liens (other than Liens created by the Principal Agreements), and Telenor's shareholding with respect to Telenor's Repurchased Shares shall have been entered into the shareholder register of the Issuer.

     (g) Neither the Issuer nor, to the Knowledge of the Issuer, any Person affiliated (as defined in Rule 405 of the Securities Act) with the Issuer, has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer; provided that neither Purchaser shall be deemed a Person affiliated (as defined in Rule 405 of the Securities Act) with the Issuer for purposes of this Section 3.03(g).

     (h) After giving effect to Article IV of the Termination Agreement, no holder of any security of the Issuer, other than the Purchasers, shall have any right to require registration of any shares of Common Stock or any other security of the Issuer under the Securities Act.

     (i) Except as otherwise set forth in Schedule 3.03 or as provided in the Principal Agreements, there are no outstanding Options related to or entitling any Person to purchase or otherwise acquire from the Issuer or any of its Significant Subsidiaries any Equity Interest in the Issuer or any such Significant Subsidiary, as the case may be.

     3.04  Subsidiaries of the Issuer
           --------------------------

     (a) The direct and indirect Subsidiaries of the Issuer consist entirely of the entities set forth in Schedule 3.04(a).

     (b) Each of the Consolidated Subsidiaries of the Issuer has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of the Russian Federation, with corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction.

     (c) Except as set forth in Schedule 3.04(a), all of the outstanding Equity Interests of each of the Consolidated Subsidiaries of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable, and the issuance of such Equity Interests was properly registered with the appropriate authorities competent therefor, and, to the extent owned by the Issuer, are owned by the Issuer free and clear of any Liens (other than Permitted Liens). The Issuer owns directly or indirectly such percentage of the Equity Interests of the Consolidated Subsidiaries of the Issuer as is specified in Schedule 3.04(a), as being owned by the Issuer, and, except as specified in Schedule 8.05, all approvals of Governmental or Regulatory Authorities required therefor have been obtained.

     3.05  No Conflicts, Etc.
           ------------------

     Except as set forth in Schedule 3.05, the execution, delivery and performance by the Issuer of this Agreement and the other Principal Agreements to which it is a party, compliance by the Issuer with all of the provisions hereof and thereof and the consummation by the Issuer of the transactions contemplated hereby and thereby:

     (a) will not conflict with or constitute a breach of any of the terms or provisions of the Charter (after giving effect to the amendments to the Charter), or the charter of any Significant Subsidiary (in the case of VIP-R, after giving effect to the amendments to the charter of VIP-R contemplated by the VIP-R Primary Agreement);

     (b) subject to obtaining the third party consents referred to in Schedule 8.06, will not conflict with or constitute a breach of any Contract or License to which the Issuer or any Significant Subsidiary is a party as of the date of this Agreement or by which the Issuer or any Significant Subsidiary or any of their respective Assets and Properties is bound;

     (c) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 8.05, will not violate or conflict with any Orders or Laws applicable to the Issuer, any Significant Subsidiary or any of their respective Assets and Properties; or

     (d) will not (i) result in a Change of Control (as such term is defined in the Indenture), (ii) require VimpelCom B.V. to offer to repurchase any of the Convertible Notes pursuant to the terms of the Indenture, (iii) require an adjustment to the Conversion Price (as such term is defined in the Indenture),
(iv) constitute a Default or Event of Default under (and as defined in) the Indenture, (v) constitute a default in respect of, or require the mandatory prepayment prior to the scheduled due date of, any other Indebtedness of the Issuer or any of its Subsidiaries having an aggregate principal amount of US$5,000,000 or more, or (vi) result in the imposition of any Lien on any of the Issuer's or any of its Subsidiaries' Assets and Properties (other than a Lien arising under the Principal Agreements or Russian Law), except, in the case of clauses (b), (c) and (d)(vi), any conflict, breach, violation, failure to obtain consent or approval or make any filing or give any notice, or any incurrence of any Lien, in each case, which would not have a Material Adverse Effect on the Issuer.

     3.06  Governmental Approvals and Filings
           ----------------------------------

     Except as set forth in Schedule 8.05, the execution, delivery and performance by the Issuer of this Agreement and the other Principal Agreements to which it is a party, the compliance by the Issuer with all of the provisions hereof and thereof and the consummation by the Issuer of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other Order of any Governmental or Regulatory Authority.

     3.07  Books and Records
           -----------------

     (a) Schedule 3.07(a) is a true and complete list of all written protocols of GMSs and meetings of shareholders of Significant Subsidiaries, all written consents in lieu of GMSs and meetings of shareholders of Significant Subsidiaries, all written protocols of meetings of the Board and of the board of directors of each Significant Subsidiary and all written consents in lieu of meetings of the Board and of the board of directors of each Significant Subsidiary, in each case, from January 1, 2001 up to and including the date of this Agreement. A true and complete copy of each such written protocol and consent has been made available for review by the Purchasers.

     (b) True and complete copies of the share registers of the Issuer and each Significant Subsidiary (as provided by the share registrars of the Issuer and each Significant Subsidiary), and a complete list of shareholders of each other Subsidiary of the Issuer, are attached hereto as Schedule 3.07(b).

     (c) Neither the Issuer nor any Significant Subsidiary holds its share register, Telecoms Licenses or accounting records at any location other than one of the locations specified in Schedule 3.07(c).

     (d) Each of the Significant Subsidiaries and the Issuer makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.08  Financial Statements
           --------------------

     (a) Attached hereto as Schedule 3.08(a) are true and complete copies of the Audited Consolidated Financial Statements, together with in each case, a true and correct copy of the report on such audited information by Ernst & Young
(CIS) Limited.

     (b) Except as disclosed therein, the Audited Consolidated Financial
Statements:

          (i)    were prepared in accordance with GAAP;

          (ii) present fairly the consolidated financial position, and results of operations and changes in financial position, of the Issuer and its Consolidated Subsidiaries at December 31, 2000 and for the fiscal year ended on such date; and

          (iii) comply in all material respects with the requirements of the Securities Act applicable to annual financial statements of foreign private issuers.

     (c) Ernst & Young (CIS) Limited are independent public accountants with respect to the Issuer as required by the Securities Act.

     3.09  Absence of Changes
           ------------------

     Except as set forth in Schedule 3.09 and except for the execution and delivery of this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby, since the Audited Consolidated Financial Statement Date:

     (a) there has been no material adverse change in the condition (financial or otherwise) or prospects of the Issuer or any Significant Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business;

     (b) there has been no transaction entered into by the Issuer or any Significant Subsidiary material to the Issuer, on a consolidated basis, other than in the ordinary course of business;

     (c) there has been no dividend or distribution of any kind declared, paid or made, or any direct or indirect redemption, by the Issuer or any Significant Subsidiary on any class of its capital stock;

     (d) there has been no bankruptcy or administrative proceeding (nablyudenie) declared or commenced by a Governmental or Regulatory Authority of competent jurisdiction with respect to the Issuer or any Significant Subsidiary;

     (e) without limiting the generality of the foregoing, except as set forth in Schedule 3.09, there has not occurred between the Audited Consolidated Financial Statement Date and the date hereof, any of the following with respect to the Issuer or any Significant Subsidiary:

          (i) any authorization, issuance, sale or other disposition of any Equity Interest or Option (other than pursuant to the Issuer's 2000 stock option program or phantom stock program), or any modification or amendment of any right of any holder of any Equity Interest or Option of the Issuer on a consolidated basis (except as set forth in Schedule 3.03);

          (ii) any granting by the Issuer or any Significant Subsidiary to any director, officer or employee of the Issuer or any such Significant Subsidiary of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business, consistent with past practice or in accordance with the terms of an employment agreement entered into by the Issuer or any such Significant Subsidiary prior to the Audited Consolidated Financial Statement Date;

          (iii) any entry by the Issuer or any Significant Subsidiary into, or any amendment of, any employment, deferred compensation, consulting, services, termination or indemnification agreement with any current (as of the date hereof) or former director, executive officer or employee, other than in the ordinary course of business consistent with past practice;

          (iv) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any movable or immovable property or equipment (whether owned, leased or used) in an aggregate amount which would have a Material Adverse Effect on the Issuer;

          (v) any material change in any method of calculating bad debt or accounting, financial reporting or Tax practice or policy or any change in the fiscal year;

          (vi) any write off or write down of or any determination to write off or write down any Assets and Properties in an aggregate amount exceeding US$1,000,000 (without taking into account normal year-end audit adjustments);

          (vii) any (A) amendment to its charter, (B) any recapitalization, reorganization, liquidation or dissolution, in each case, as such terms are defined under the Laws of the Russian Federation; or (C) any merger or consolidation with, or acquisition of any Equity Interest in, any Person in which the Issuer or any Significant Subsidiary has paid or received more than US$10,000,000;

          (viii) any entering into any amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to any Telecom License;

          (ix) any (A) expenditures or commitments in respect of real estate in an aggregate amount exceeding US$1,000,000, (B) expenditures or commitments in respect of capital improvements in an aggregate amount exceeding US$2,500,000 or (C) expenditures or commitments in respect of equipment or other capital assets in an aggregate amount exceeding US$5,000,000;

          (x) any commencement or termination of any material line of business; or

          (xi) any transaction with any Affiliate (A) outside the ordinary course of business consistent with past practice, or (B) other than on an arm's length basis or (C) other than pursuant to a Contract disclosed pursuant to
Section 3.17, in each case, which is material to the Issuer and the Significant Subsidiaries, taken as a whole.

     3.10  No Undisclosed Indebtedness, Liens and Liabilities
           --------------------------------------------------

     Except as disclosed in Schedule 3.10, (a) there is no Indebtedness of the Issuer or any of its Consolidated Subsidiaries the value of which exceeds US$5,000,000, (b) there are no Liens (other than Permitted Liens) on any of the Assets and Properties of the Issuer, and (c) there are no Liabilities against, relating to or affecting the Issuer or any Consolidated Subsidiary or any of their respective Assets and Properties, other than Indebtedness, Liens and Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to their Business or Condition.

     3.11  Taxes
           -----

     Except as set forth in Schedule 3.11, to the Knowledge of the Issuer, the Issuer and each Significant Subsidiary has duly filed with the appropriate taxing authorities (or has received an extension for filing with respect to) all Tax Documents required to be filed by it, and each such Tax Document was, when filed, accurate and complete in all material respects; and, to the Knowledge of the Issuer, the Issuer and each Significant Subsidiary has duly paid, on time, or has made adequate reserves for, or has contested in good faith, all Taxes required to be paid or remitted by it or levied against it, and, to the Knowledge of the Issuer, no material Tax deficiency is currently asserted against the Issuer or any Significant Subsidiary.

     3.12  Legal Proceedings; Liability
           ----------------------------

     Except as set forth in Schedule 3.12:

     (a) there is no Action or Proceeding pending or, to the Knowledge of the Issuer, threatened which will result in, or would reasonably be expected to result in, the issuance of an Order which (i) questions the validity of this Agreement or any of the other Principal Agreements to which the Issuer or any of its Subsidiaries is a party or any action taken or to be taken pursuant hereto or thereto, (ii) restrains, enjoins or otherwise prohibits or makes illegal consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements to which the Issuer or any of its Subsidiaries is a party, (iii) otherwise results in a material impairment of a Purchaser's rights under this Agreement or any of the other Principal Agreements to which such Purchaser and the Issuer or any of the Issuer's Subsidiaries is a party, or (iv) if determined adversely to the Issuer or a Consolidated Subsidiary of the Issuer, could reasonably be expected to result in (A) any injunction or other equitable relief against such Person that would interfere in any material respect with its business or operations or (B) Losses by such Person, individually or in the aggregate, in excess of US$10,000,000;

     (b) there are no facts or circumstances Known to the Issuer that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above;

     (c) there are no material Orders outstanding against the Issuer or any Consolidated Subsidiaries of the Issuer; and

     (d) neither the Issuer nor any Subsidiary of the Issuer has any material Liability (and, to the Knowledge of the Issuer, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of (i) any service rendered by the Issuer or any Subsidiary or (ii) the ownership, possession or use of any product manufactured, sold, leased or delivered by the Issuer or any of its Subsidiaries.

     3.13  Compliance With Laws and Orders
           -------------------------------

     (a) Except for any violation or alleged violation of, or default or alleged default under, any Law or Order applicable to the Issuer or any of its Assets and Properties which has been settled or otherwise resolved, neither the Issuer nor any Significant Subsidiary is, or has at any time since November 15, 1996, received any written notice that it is, or has at any time since November 15, 1996 been, in violation of or in default under any Law or Order applicable to it or any of its Assets and Properties, in each case, which could have a Material Adverse Effect on the Issuer.

     (b) Neither the Issuer nor any Significant Subsidiary, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or such Significant Subsidiary, (i) has used any corporate funds for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

     3.14  Benefit Plans
           -------------

     Except as disclosed in the Issuer's Form 20-F and Form F-3 and in Schedule
3.03 and Schedule 3.14, neither the Issuer nor any of its Significant Subsidiaries has any Benefit Plans.

     3.15  Real Property
           -------------

     (a) Schedule 3.15 contains a true and correct list of the administrative office buildings, key sales offices and locations of switches owned or leased by the Issuer or any of its Consolidated Subsidiaries or used by the Issuer and/or its Consolidated Subsidiaries. Each of the Issuer and its Consolidated Subsidiaries, as applicable, has good and valid title, free and clear of all Liens, except Permitted Liens, to the property which Schedule 3.15 indicates is owned by it.

     (b) No default has occurred or is continuing in respect of any lease of any property or any portion thereof to which the Issuer or any of its Consolidated Subsidiaries is a party as lessee and which is listed in Schedule 3.15, and the Issuer and its Consolidated Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use of such property made by the Issuer or such Consolidated Subsidiary.

     3.16  Intellectual Property Rights
           ----------------------------

     Except as set forth in Schedule 3.l6, the Issuer and the Significant Subsidiaries own or have the right to use the Intellectual Property employed by them in connection with their business as it is currently being conducted and as it is proposed to be conducted, as described in the Issuer's Form 20-F and Form F-3, and, to the Knowledge of the Issuer, neither the Issuer's nor any Significant Subsidiary's ownership of or right to use any such Intellectual Property infringes or conflicts with asserted rights of others with respect to such Intellectual Property, nor has the Issuer or any Significant Subsidiary received any notice of infringement of or conflict with asserted rights of others with respect to such Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on the Issuer. Without limitation to the generality of the foregoing:

     (a) The Issuer has the exclusive right to use the Significant Bee Line Names, except to the extent the Issuer has, directly or indirectly, licensed any Significant Bee Line Name to, or authorized the use of such Significant Bee Line Name by, a third party (each, a "Bee Line Licensee"), including, without limitation, under the terms of the Trademark Agreements.

     (b) The Issuer has registered title to the Significant Bee Line Names as trademarks, free and clear of any Liens except for Permitted Liens and the rights of Bee Line Licensees under Contracts in respect of the use of the Significant Bee Line Names.

     (c) All registrations with and applications to any Governmental or Regulatory Authorities required to protect the rights of the Issuer and any Bee Line Licensee to the Significant Bee Line Names are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Issuer to maintain their validity or effectiveness, except for (i) such payments which will be made prior to Closing and (ii) any payments for actions which if they were not made or taken would not have a material adverse effect on the Issuer's rights to the Significant Bee Line Names.

     (d) The Issuer and, to the Knowledge of the Issuer, each Bee Line Licensee, have taken reasonable security and enforcement measures to protect the value of the Significant Bee Line Names and to prevent their use by unauthorized Persons.

     (e) Neither the Issuer nor, to the Knowledge of the Issuer, any Bee Line Licensee is, nor has the Issuer or, to the Knowledge of the Issuer, any Bee Line Licensee, received any written notice that the Issuer or any Bee Line Licensee is, in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any Contract to use any Significant Bee Line Name.

     (f) To the Knowledge of the Issuer, none of the Significant Bee Line Names is being infringed by any Person.

     3.17  Contracts; No Default
           ---------------------

     (a) Schedule 3.17(a) contains a true and complete list of all Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to each Purchaser prior to the execution of this Agreement), dated on or after January 1, 2001, to which the Issuer or any Significant Subsidiary is a party or by which any of their Assets and Properties is bound which involve an obligation of the Issuer or any Significant Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Person exceeding US$2,000,000 in the aggregate (other than Contracts referred to in Sections 3.10 or 3.15).

     (b) Neither the Issuer nor any Significant Subsidiary has received any notice of default in connection with the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of Indebtedness or in any other agreement, indenture or instrument to which the Issuer or any Significant Subsidiary is a party or by which the Issuer or any Significant Subsidiary or their respective Assets and Properties are bound.

     (c) Schedule 3.17(c) contains a true and complete list of the Issuer's existing commitments and obligations to purchase any goods (including equipment and handsets) from, and to retain any services (including leases of interconnect lines) of, any Person, in each case, exceeding US$5,000,000 in the aggregate in any fiscal year.

     3.18  Licenses
           --------

     (a) Except as otherwise set forth in Schedule 3.18(a), the Issuer and each of its Consolidated Subsidiaries have such Licenses as are used or necessary to own, lease, and operate its respective Assets and Properties and to conduct its business, except where the failure to have such Licenses would not have a Material Adverse Effect on the Issuer or VIP-R.

     (b) Except as otherwise set forth in Schedule 3.18(b), the Issuer and each of its Consolidated Subsidiaries have fulfilled and performed all of their material obligations with respect to such Licenses and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder or any such License, except such events as would not have a Material Adverse Effect on the Issuer or VIP-R.

     (c) Except as otherwise set forth in Schedule 3.l8(c), no such License contains any restrictions that have or that the Issuer could reasonably expect to have a Material Adverse Effect on the Issuer or VIP-R.

     (d) Except as set forth in Schedule 3.18(b), no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the Issuer or any Significant Subsidiary in respect of, any Telecom License.

     3.19  Insurance
           ---------

     The Issuer and its Consolidated Subsidiaries have insured their respective Assets and Properties as set forth in Schedule 3.19.

     3.20  Employees; Labor Relations
           --------------------------

     (a) Neither the Issuer nor any Significant Subsidiary has violated any applicable Russian or foreign, including in each instance federal, state or local, Law or regulation relating to discrimination in the hiring, promotion or pay of employees, which might reasonably be expected to result in any Material Adverse Effect.

     (b) No labor strike, dispute, disturbance, lockout, slowdown or stoppage of employees of the Issuer or any Significant Subsidiary exists and, to the Knowledge of the Issuer, no such action is imminent.

     3.21  Environmental Matters
           ---------------------

     Neither the Issuer nor any Significant Subsidiary has violated any Environmental Law, which might reasonably be expected to have a Material Adverse Effect on the Issuer.

     3.22  Interconnect Providers
           ----------------------

     No gateway operator or other provider of interconnect services to the Issuer or any Significant Subsidiary has ceased or materially reduced its provision of services to the Issuer or any Significant Subsidiary since the Audited Consolidated Financial Statement Date or threatened to cease or materially reduce such provision of services after the date hereof.

     3.23  Investments
           -----------

     Schedule 3.23 sets forth a list of each equity Investment of the Issuer (other than in respect of its Subsidiaries). Except as set forth in Schedule 3.23, all such equity Investments are free and clear of all Liens other than Permitted Liens.

     3.24  Accounts Receivable
           -------------------

     The accounts and notes receivable of the Issuer and each Significant Subsidiary reflected on the balance sheet included in the Audited Consolidated Financial Statements, and all accounts and notes receivable arising subsequent to the Audited Consolidated Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (b) to the Knowledge of the Issuer, are legal, valid and binding obligations of the respective debtors generally enforceable in accordance with their terms, (c) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Audited Consolidated Financial Statements, and (d) are not the subject of any Actions or Proceedings brought by or on behalf of the Issuer or any Significant Subsidiary (except Actions or Proceedings against subscribers brought by the Issuer or any such Significant Subsidiary in the ordinary course of business).

     3.25  Brokers
           -------

     Except as described in Schedule 3.25, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Issuer directly with the Purchasers without the intervention of any Person on behalf of the Issuer in such manner as to give rise to any valid claim by any Person against any Purchaser or the Issuer or any Significant Subsidiary for any finder's fee, brokerage commission or similar payment.

     3.26  SEC Documents
           -------------

     (a) The Issuer has filed all registration statements, reports, schedules, forms, statements and other documents with the SEC required to be filed by it prior to giving effect to the transactions contemplated by this Agreement and the other Principal Agreements (collectively, and in each case including all Exhibits and Schedules thereto and documents incorporated by reference therein, the "SEC Documents").

     (b) Each part of the SEC Documents, when such part was filed or became effective, (i) did not contain and each part as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the Securities Act, as amended or supplemented, if applicable; provided, however, that the representations and warranties set forth in this Section 3.26(b) do not apply to statements or omissions in the SEC Documents that are based on information relating to any underwriter or shareholder furnished to the Issuer in writing by such underwriter or shareholder, respectively.

     3.27  NYSE Requirements
           -----------------

     The Issuer has not received written notice from the NYSE to the effect that the Issuer is not in compliance with the listing or maintenance requirements of the NYSE. To the Knowledge of the Issuer, there are no facts which would reasonably lead to delisting or suspension of the ADSs by the NYSE.

     3.28  Compliance with US Securities Laws
           ----------------------------------

     (a) Neither the Company nor any Affiliate of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Purchasers' Shares in a manner that would require the registration of the Purchasers' Shares under the Securities Act; provided that neither Purchaser shall be deemed an Affiliate of the Issuer for purposes of this Section 3.28(a).

     (b) The Company is not, and after giving effect to the receipt and application of the Purchase Price will not be, an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended.

     (c) None of the Company, its Affiliates or any Person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to any of the Purchasers' Shares; provided that neither Purchaser shall be deemed an Affiliate of the Issuer for purposes of this Section 3.28(c).

     (d) Assuming the accuracy of the representations and warranties of the Purchasers contained in Article IV, the offer, sale and issuance of the New Shares and Telenor's Repurchased Shares by the Issuer as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and the sale of the Purchasers' Shares has been made in an "Offshore Transaction", as such term is defined in Regulation S under the Securities Act.

     3.29  Disclosure
           ----------

     To the Knowledge of the Issuer, the Issuer has disclosed all material facts relating to the Business or Condition of the Issuer and each Significant Subsidiary to the Purchasers in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the attached Schedules (including, without limitation, the Audited Consolidated Financial Statements), or in the Certificate of the CEO delivered to each Purchaser in connection with the execution of this Agreement on the date thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.30  United States Assets
           --------------------

     The Issuer, together with all entities controlled by it, does not hold assets located in the United States (other than investment assets or securities of another Person) having an aggregate book value of US$15,000,000 or more, and the Issuer does not control (directly or indirectly) any U.S. issuer with annual net sales or total assets of US$25,000,000 or more. Terms used in this Section
3.30 shall have the meanings assigned to them for purposes of 16 C.F.R. Section 802.51.

          ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PURCHASERS


     Each Purchaser hereby represents and warrants, severally (and not jointly), as follows:

     4.01  Organization; Ability to Consummate Transactions
           ------------------------------------------------

     Such Purchaser is a corporation duly organized and validly existing as a legal entity under the Laws of its jurisdiction of organization.

     4.02  Authority
           ---------

     (a) Subject only to the consents, actions, proceedings and approvals identified in Schedules 4.03 and 4.04, such Purchaser has full power and authority to execute and deliver this Agreement and the other Principal Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     (b) This Agreement and the other Principal Agreements required to be executed on the date hereof and to which such Purchaser is a party have been duly and validly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity), except as rights to indemnity and contribution may be limited by applicable law or public policy and except to the extent any clause hereof provides for the payment of a penalty.

     4.03  No Conflicts
           ------------

     The execution, delivery and performance by such Purchaser of this Agreement and the other Principal Agreements to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby:

     (a) will not conflict with or result in a violation or breach of any of the terms or provisions of such Purchaser's constitutive documents;

     (b) subject to obtaining the third party consents referred to opposite such Purchaser's name in Schedule 4.03, will not conflict with or constitute a breach of any Contract or License to which such Purchaser is a party or by which any of its Assets and Properties is bound; and

     (c) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed opposite such Purchaser's name in
Schedule 4.04, will not violate or conflict with any Order or Law applicable to such Purchaser or any of its Assets and Properties.

     4.04  Governmental Approvals and Filings
           ----------------------------------

     Except as disclosed opposite such Purchaser's name in Schedule 4.04, the execution, delivery and performance of this Agreement and the other Principal Agreements to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other Order of any Governmental or Regulatory Authority.

     4.05  Legal Proceedings
           -----------------

     There are no Actions or Proceedings pending or, to the Knowledge of such Purchaser, threatened against, such Purchaser or any of its Assets and Properties which will result in, or would reasonably be expected to result in, the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements to which such Purchaser is a party.

     4.06  Brokers
           -------

     Except as described opposite such Purchaser's name in Schedule 4.06, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by such Purchaser directly with the Issuer without the intervention of any Person on behalf of such Purchaser in such manner as to give rise to any valid claim by any Person against the Issuer for any finder's fee, brokerage commission or similar payment.

     4.07  Investment Intent
           -----------------

     Such Purchaser is acquiring its portion of the Purchasers' Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of such shares, except in compliance with the Securities Act and all other applicable securities Laws.

     4.08  Status of Purchaser
           -------------------

     Such Purchaser (a) possesses such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of its investment in the Purchasers' Shares, (b) understands and is able to bear the economic risk involved in acquiring the Purchasers' Shares, including any loss relating to or arising out of such investment, (c) understands that, as of the date of this Agreement, the Purchasers' Shares that are to be acquired by it under this Agreement are not registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any "U.S. person", as such term is defined in Rule 902 of Regulation S under the Securities Act, unless such Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (d) is not a "U.S. person" (as so defined), and is not acquiring any Purchasers' Shares for the account or benefit of any U.S. person (as so defined), (e) acknowledges and agrees that the offer and sale of the Purchasers' Shares to such Purchaser has taken place outside of the United States of America or any of its territories and possessions, and such Purchaser has executed this Agreement outside of the United States or any of its territories or possessions and (f) has not, nor have any of its Affiliates or any Person acting on its or their behalf, engaged in any directed selling efforts (as defined in Rule 902 of Regulation S) with respect to any of the Purchasers' Shares.

     4.09  Compliance with Securities Laws
           -------------------------------

     Neither such Purchaser nor, to the Knowledge of such Purchaser, any Person affiliated (as defined in Rule 405 of the Securities Act) with such Purchaser, has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer.

     4.10  No Knowledge of Breach
           ----------------------

     There is no breach by the Issuer Actually known to such Purchaser of any representation or warranty made by the Issuer in this Agreement.

     4.11  Independent Investigation
           -------------------------

     Such Purchaser has (a) conducted its own investigation with respect to its portion of the Purchasers' Shares, the Issuer and its Subsidiaries and Affiliates and Russia in connection with its acquisition of its portion of the Purchasers' Shares, and has had the opportunity to ask executive officers of the Issuer such questions as it has considered necessary, relevant or appropriate with respect to the Purchasers' Shares, the Issuer and its Subsidiaries and Affiliates, and Russia; (b) consulted its own legal advisors with respect to its investment in the Purchasers' Shares and the risks associated with such investment to the extent such Purchaser deems necessary or appropriate; and (c) received all information that it believes is necessary, relevant or appropriate in connection with its acquisition of its portion of the Purchasers' Shares.

     4.12  Contracts with Dr. Zimin
           ------------------------

     Such Purchaser has delivered to the other Purchaser and the Issuer, on or prior to the execution of this Agreement, true and complete copies of all Contracts, all amendments and supplements thereto, all waivers of any terms thereof and any agreement to terminate any such Contracts, to which such Purchaser or any of its Subsidiaries or Affiliates and Dr. Zimin, Glavsotkom, the Bee Line Fund and Overture or any their respective Affiliates are party and which involve, directly or indirectly, the voting rights of, or the transfer, disposal, purchase, pledge or any other conveyance of, any of the Zimin Shares or other shares of Common Stock owned by any of Dr. Zimin, Glavsotkom, the Bee Line Fund or Overture or any rights in respect of the nomination of any members of the Board.

     4.13  Non-Group Status
           ----------------

     (a) The Purchasers, together, do not constitute a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) with respect to the Purchasers' Shares.

     (b) Eco Telecom, together with Dr. Zimin and his Affiliates, do not constitute a "group" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) with respect to the shares of Common Stock.

                      ARTICLE V    COVENANTS OF THE ISSUER

     The Issuer covenants and agrees with each Purchaser that the Issuer shall comply with the covenants and provisions of this Article V (and such covenants and provisions shall be enforceable by such Purchaser) during the periods specified opposite the relevant Section references below:

     (a)   Sections 5.01, 5.03, 5.04(a), 5.05, 5.06, 5.07, 5.11, 5.12 and 5.13 -
from and after the date hereof until the Closing;

     (b) Sections 5.04(b) and (c) - from and after the date hereof until performed in full;

     (c) Section 5.08 - from and after the date hereof until the earlier of the First Board Date and the Closing;

     (d) Sections 5.02, 5.09 and 5.10(a) - from and after the date hereof until the date on which such Purchaser, having once attained ten percent (10%) or more of the issued and outstanding voting capital stock of the Issuer, holds less than ten percent (10%) of the issued and outstanding voting capital stock of the Issuer;

     (e) Section 5.14 - from and after the date hereof until the date on which such Purchaser, having once attained five percent (5%) or more of the issued and outstanding voting capital stock of the Issuer, holds less than five percent (5%) of the issued and outstanding voting capital stock of the Issuer; and

     (f) Section 5.10(b) - from and after the date hereof until the date on which such Purchaser, having once attained the Specified Percentage, holds less than the Specified Percentage.

     5.01  No Solicitations
           ----------------

     During the period commencing on the date of execution of this Agreement and ending on the earlier of (a) the Closing, (b) the date of termination of this Agreement pursuant to Section 12.01 and (c) the date on which any Governmental or Regulatory Authority or any third party whose approval or consent is required for the Issuer or any Purchaser to consummate the transactions contemplated by this Agreement or any other Principal Agreement gives written notice that such approval or consent will not be granted, the Issuer will not take, nor will it permit VIP-R (or authorize or permit any investment banker, financial adviser, attorney, accountant or other Person retained by or acting for or on behalf of the Issuer or VIP-R) to take, directly or indirectly, any action to accept any offer from any Strategic Investor (or any Person known by the Issuer to be acting on behalf of any Strategic Investor) to engage in, or reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any issuance of shares of VIP-R to such Strategic Investor or any merger or consolidation of VIP-R with such Strategic Investor, or any sale of all or substantially all of the assets of VIP-R to such Strategic Investor (each, a "Business Combination"). If the Issuer or VIP-R (or any Person acting on their behalf) receives from any Strategic Investor (or any Person acting on behalf of any Strategic Investor) any offer, inquiry or information request with respect to a Business Combination with VIP-R, the Issuer shall promptly notify each Purchaser of such offer, inquiry or request and shall deliver a copy of such offer, inquiry or request to each Purchaser, provided that this Section 5.01 shall not apply to normal investor relations activities of the Issuer. Neither Purchaser shall, without the prior written consent of the Issuer, negotiate or discuss any such offer, inquiry or information request with any such Strategic Investor or any third party.

     5.02  Financial Statements and Reports; Filings
           -----------------------------------------

     Commencing on the date of this Agreement, the Issuer shall deliver to each
Purchaser:

     (a) As promptly as practicable and in any event no later than ninety (90) days after the end of each of the first, second and third fiscal quarters ending after the date hereof and before the Closing, true and complete copies of the unaudited consolidated balance sheet of the Issuer and its Consolidated Subsidiaries, and the related unaudited consolidated statement of income of the Issuer and its Consolidated Subsidiaries, as of and for such period, prepared on a basis consistent with the Audited Consolidated Financial Statements, subject to normal year-end audit adjustments, except as otherwise stated therein.

     (b) As promptly as practicable and in any event no later than one hundred eighty (180) days after the end of each of the Issuer's fiscal years ending after the date hereof, true and complete copies of a consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as at the end of such fiscal year, and consolidated statements of income and cash flows of the Issuer and its Consolidated Subsidiaries for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form these figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized international standing, and a comparison to the Issuer's budget for such years prepared by the Issuer.

     (c) As promptly as practicable, true and complete copies of such other financial statements and reports as are specified in Schedule 5.02.

     (d) Promptly upon their becoming available, copies of all registration statements, annual reports on Form 20-F, any reports on Form 6-K and such proxy statements and other information as shall be filed by the Issuer with the SEC or any national or regional securities exchange or otherwise generally distributed to shareholders of the Issuer.

     (e) Promptly upon their becoming available, upon the request of any Purchaser, copies of all Telecom Licenses and Telecom License revocations, if any, received after the date hereof and all roaming and interconnect applications and other material filings relating to the Telecom Licenses made by the Issuer or any Significant Subsidiary after the date hereof with any Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

     5.03  Certain Restrictions
           --------------------

     Except as contemplated by the Principal Agreements, without the prior written consent of each Purchaser, the Issuer shall refrain from (and shall cause, to the extent of its voting power or control, each Significant Subsidiary to refrain from):

     (a) amending its charter, delisting the ADSs from the NYSE or taking any action with respect to any such amendment or delisting or any recapitalization, reorganization, liquidation or dissolution of the Issuer or any Significant Subsidiary;

     (b) declaring, setting aside or paying any dividend or other distribution in respect of the Equity of the Issuer or any Significant Subsidiary (other than any dividend payable on the Class A Preferred Stock of the Issuer), or directly or indirectly redeeming, purchasing or otherwise acquiring any Equity Interest in or any Option with respect to the Issuer;

     (c)   engaging with any Person in any Business Combination; or

     (d)   entering into any Contract to do or engage in any of the foregoing.

     5.04  Charter Amendments; Post-Closing Actions
           ----------------------------------------

     (a) Prior to the Closing, the Issuer shall have effected the amendments to its Charter described in Schedule 5.04 (the "amendments to the Charter") and shall have registered such amendments with the MRC and the SRC.

     (b) The Issuer shall, as promptly as practicable following the Closing, take all necessary action in connection with registering the report on the results of issuance of the New Shares and complying with any requirements of applicable Law in connection with the sale of the New Shares, including (i) publishing an announcement of the completion of the placement of the New Shares,
(ii) submitting the report on the result of the issuance of the New Shares to the Board for its approval and (iii) filing the report on the result of the issuance of the New Shares with the FCSM.

     (c) Within five (5) Business Days of the Issuer's receipt thereof from the FCSM, the Issuer shall provide to each Purchaser a certified copy of the report on the issuance of the New Shares.

     (d) As soon as practicable after registration of the report on the issuance of the New Shares, the Issuer shall:

          (i) amend the Charter to show an increase in the Charter Capital equal to the number of the New Shares sold to Eco Telecom;

          (ii) cause the amendment referred to in clause (i) above to be registered with the MRC and the SRC;

          (iii) deliver to each Purchaser registration certificates evidencing the registrations referred to in clause (ii) above; and

          (iv)   deliver to Eco Telecom evidence of payment of the securities
 Tax.

     5.05  Amendments to the Procedural Regulations of the Board
           -----------------------------------------------------

     Prior to the Closing, the Issuer shall have effected the amendments to the Procedural Regulations of the Board described in Schedule 5.05.

     5.06  Update of the Management Regulations
           ------------------------------------

     Prior to the Closing, the Issuer shall have updated Appendix 2 to the Management Regulations to include information provided by Eco Telecom, its officers and directors pursuant to Section 9.09.

     5.07  Operating Committee
           -------------------

     Prior to the Closing, the Board shall have adopted resolutions establishing the role of the Operating Committee in accordance with the principles set forth in Schedule 5.07.

     5.08  Pre-Closing Veto Rights
           -----------------------

     During the period commencing on the date of this Agreement and ending on the earlier of the First Board Date and the Closing, each Purchaser shall have the right to veto the following actions by the Issuer and KBI (except (a) the Issuer shall only be bound with respect to actions to be taken by VIP-R to the extent of the Issuer's voting power and control over VIP-R, (b) to the extent expenditures relating to the following actions are contemplated by (i) the Issuer's 2001 budget, as amended, adopted by the Board or (ii) the Principal Agreements and (c) Telenor shall not have the right to veto the actions referred to in clause (I)):

     (A) the issuance of any new shares of capital stock of the Issuer (except as contemplated or referred to in the Principal Agreements) or of any of its Consolidated Subsidiaries;

     (B) the creation of any new Subsidiary or the making of any Investment in any new Subsidiary in an amount exceeding US$1,000,000 in the aggregate during such period;

     (C) the entry into any Contract or series of Contracts (other than in respect of Indebtedness), including in respect of the sale of assets having a value per Contract greater than US$2,500,000;

     (D) (1) any transaction between the Issuer, on the one hand, and any Subsidiary of the Issuer, other than a Significant Subsidiary, on the other hand, having an aggregate value in excess of US$1,000,000; (2) any transaction between any direct or indirect Subsidiary of the Issuer, on the one hand, and any other direct or indirect Subsidiary of the Issuer, on the other hand, having an aggregate value in excess of US$1,000,000; and (3) any transaction between the Issuer or any Significant Subsidiary, on the one hand, and any officer, director or shareholder of the Issuer or any such Significant Subsidiary (other than the Issuer) or direct or indirect Subsidiary of any such officer, director or shareholder (other than the Issuer), on the other hand, having an aggregate value in excess of US$100,000;

     (E) the incurrence of any Indebtedness (including under any guarantee but excluding Indebtedness consisting of re-financing of existing Indebtedness or the deferred purchase price of goods and services in the ordinary course of business) by the Issuer and its Subsidiaries in an amount exceeding US$2,000,000, calculated on a consolidated basis in accordance with GAAP; provided, however, this clause (E) shall not apply to the incurrence by the Issuer of any additional Indebtedness to Alcatel SEL AG in an aggregate amount not exceeding US$25,000,000;

     (F)   the creation or adoption of any Benefit Plan;

     (G) the incurrence of any Lien over any Assets and Properties of the Issuer or any Subsidiary of the Issuer securing Indebtedness of the Issuer or any Subsidiary of the Issuer in an amount exceeding US$2,000,000; provided, however, this clause (G) shall not apply to (1) any Lien securing Indebtedness of the Issuer or KBI from Alcatel SEL, (2) any Lien securing Indebtedness of the Issuer owing to Sberbank within the limits specified in Schedule 5.08(g) or (3) any Permitted Liens;

     (H) the termination or waiver of any obligation owed to the Issuer or any Significant Subsidiary by any party in the amount exceeding US$100,000; or

     (I) any write off or write down of or any determination to write off or write down any of the Assets and Properties of the Issuer or any Significant Subsidiary in an amount exceeding US$500,000.

The Issuer shall request approval from the Purchasers for any of the foregoing transactions by sending written notice to the Purchasers in accordance with
Section 13.01. If a Purchaser does not object in writing to the Issuer's request within the shorter of (a) seven (7) Business Days and (b) fourteen (14) calendar days after receiving such notice, such Purchaser shall be deemed to have approved such transaction.

     5.09  Transactions with Affiliates
           ----------------------------

     (a) Except as expressly permitted by this Agreement (including, without limitation, Section 5.09(b)) and the other Principal Agreements, the Issuer will not, and, to the extent of its voting power and control, will not permit any of its Subsidiaries to, directly or indirectly: (i) make any Investment in an Affiliate; (ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate).

     (b) (i) Any Affiliate who is an individual may serve as a director, officer or employee of the Issuer or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) subject to the provisions of Section 5.03 of the Registration Rights Agreement and Section 5.03 of the VIP-R Shareholders Agreement, the Issuer and its Subsidiaries may enter into (x) transactions (other than extensions of credit by the Issuer or any of its Subsidiaries to an Affiliate) providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Issuer and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person who is not an Affiliate or (y) any other transaction (including any Business Combination between the Issuer and any of its Subsidiaries or between the Issuer or any of its Subsidiaries, on the one hand, and any Affiliate, on the other) which is approved by the Board or the shareholders of the Issuer in accordance with the Charter or in accordance with the internal documents (vnutrennie dokumenti) of the Issuer approved by the Board in accordance with Section 10.5.10 of the Charter.

     5.10  KBI
           ---

     The Issuer shall exercise its voting rights in respect of the shares of capital stock of KBI owned by it and take such other steps as are necessary (to the extent of its voting power or control) from time to time to procure that:

     (a) there are five (5) members of the board of directors of KBI, one (1) of whom has been designated by Telenor and one (1) of whom has been designated by Eco Telecom, nominated for election and elected to such board of directors; and

     (b) except to the extent that any such action has been approved by the shareholders of KBI in accordance with the Procedural Regulations of the Board or as contemplated by the Principal Agreements, none of the following actions are taken by KBI, the members of the Board of Directors of KBI or the shareholders of KBI, as the case may be, without the prior written consent of the Purchasers:

           (i) the adoption or approval of any amendment to the charter of KBI;

           (ii) any merger, reorganization, consolidation, dissolution, liquidation, or sale of all or substantially all of the Assets and Properties of KBI to or with any Person other than the Issuer;

           (iii) the incurrence of any Indebtedness (including under any guarantee but excluding the re-financing of existing Indebtedness, incurrence of Indebtedness in respect of the deferred purchase price of goods and services in the ordinary course of business and incurrence of Indebtedness to the Issuer) by KBI in an amount exceeding US$10,000,000;

           (iv) the incurrence of any Lien (other than Permitted Liens) over the Assets and Properties of KBI securing Indebtedness of KBI in an amount exceeding US$5,000,000; provided, however, this clause (iv) shall not apply to any Lien in favor of the Issuer or securing Indebtedness of KBI to Alcatel SEL AG;

           (v)    the creation of any new Subsidiary of KBI;

           (vi) any transaction between KBI or any direct or indirect Subsidiary of KBI, on the one hand, and VIP-R or any direct or indirect Subsidiary of VIP-R, any officer, director or shareholder of KBI or any direct or indirect Subsidiary of any such officer, director or shareholder, on the other hand, having an aggregate value in excess of US$1,000,000;

           (vii) any authorization, issuance, sale or other disposition of any Equity Interest or Option of KBI by the Issuer; provided, however, that this clause (vii) shall not restrict any issuance, sale or other disposition by KBI to the Issuer; or

           (viii) any dividend or distribution of any kind, or any direct or indirect redemption by KBI on any class of its capital stock.

     5.11  Fulfillment of Conditions
           -------------------------

     The Issuer will execute and deliver at or prior to the Closing each other Principal Agreement to which it is a party and is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary and proceed diligently and in good faith to satisfy each other condition to the obligations of the Purchasers contained in this Agreement or to the obligations of any party to any of the other Principal Agreements to which the Issuer is a party, and take such other actions as any Purchaser may reasonably request for the purpose of carrying out the intent of this Agreement and the other Principal Agreements.

     5.12  Regulatory and Other Approvals
           ------------------------------

     The Issuer will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Issuer or any Purchaser to consummate the transactions contemplated hereby and by the other Principal Agreements, including, without limitation those described in Schedule 8.05, (b) provide such other information and communications to each Purchaser, such Governmental or Regulatory Authorities or other Persons as such Purchaser or such Governmental or Regulatory Authorities or other Persons may request in connection therewith and execute all documents as may be reasonably requested by such Purchaser in connection therewith, and (c) cooperate with the Purchasers as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with, and giving all notices to, Governmental or Regulatory Authorities or other Persons required of each Purchaser to consummate the transactions contemplated hereby and by the other Principal Agreements.

     5.13  Delivery of Information
           -----------------------

     The Issuer will (a) provide prompt notification to each Purchaser when any consent, approval, action, filing or notice referred to in Section 5.13 is obtained, taken, made or given, as applicable, (b) deliver to each Purchaser from time to time as soon as practicable after they become available, copies of public filings relating to any actions related to the New Shares, agreements entered into between the Issuer and each Purchaser, publications required to be made in accordance with Russian securities laws and evidence of payment for any New Shares, and (c) advise each Purchaser in writing of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority of other Person regarding any of the transactions contemplated by this Agreement or any of the other Principal Agreements.

     5.14  Transfer and Voting of Callable Preferred Stock
           -----------------------------------------------

     Following the exercise by the Issuer of the Preferred Stock Call Option pursuant to Section 7.04 and the transfer of the shares of Callable Preferred Stock to the Issuer and/or any of its Controlled Affiliates in accordance with
Section 7.04, (a) neither the Issuer nor any of its Controlled Affiliates shall Transfer any of the shares of Callable Preferred Stock to any Person (except that such Controlled Affiliate may Transfer such shares to the Issuer, provided the Issuer cancels such shares as soon as practicable following such Transfer),
(b) neither the Issuer nor any of its Controlled Affiliates shall use any of the shares of Callable Preferred Stock for the purpose of nominating any Person for election to the Board, calling a meeting of the shareholders of the Issuer or adding an item to the agenda of any GMS or any other meeting of the shareholders of the Issuer, and (c) at any GMS or any other meeting of the shareholders of the Issuer, the Issuer shall, to the extent permitted by Russian Law, vote, and/or shall cause any of its

Controlled Affiliates which holds any of the shares of Callable Preferred Stock to vote, the shares of Callable Preferred Stock held by the Issuer and/or any such Controlled Affiliate, as the case may be, pro rata in accordance with the votes submitted by all other shareholders of the Issuer.

                          ARTICLE VI   NOTICE AND CURE

     Each party will notify the other parties in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after such party becomes aware of such violation or breach of any representation, warranty, covenant or agreement made by such party in this Agreement, whether occurring or arising before, on or after the date of this Agreement, provided that no notice given pursuant to this Article VI shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit any Purchaser's right to seek indemnity under Article XI.

                    ARTICLE VII  COVENANTS OF THE PURCHASERS

     Each Purchaser covenants and agrees, severally (and not jointly), with the Issuer that, except to the extent the Issuer may otherwise consent in writing, such Purchaser shall, to the extent applicable to such Purchaser, comply with the covenants and provisions of this Article VII (and such covenants and provisions shall be enforceable by the Issuer) during the periods specified opposite the relevant Section references below:

     (a) Sections 7.01, 7.03, 7.05 and 7.06 - from and after the date hereof until the Closing;

     (b) Sections 7.02 - from and after the date hereof until the date on which such Purchaser, having once attained ten percent (10%) or more of the issued and outstanding voting capital stock of the Issuer, holds less than ten percent (10%) of the issued and outstanding voting capital stock of the Issuer; and

     (c) Section 7.04 - with respect to Eco Telecom, from and after the date hereof until the earlier of (i) if no Eco Telecom Contribution Default has occurred, the occurrence of the Third Closing and (ii) the expiration of the Call Option Period.

     7.01  Regulatory and Other Approvals
           ------------------------------

     Each Purchaser will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of such Purchaser or the Issuer to consummate the transactions contemplated hereby and by the other Principal Agreements, including, without limitation, those described in Schedule
4.04 (and shall in any event make all necessary applications to and file all notices and other filings with the MAMP and the Commission when required by applicable Law, but in any event no later than thirty (30) calendar days after the date of execution of this Agreement), (b) provide such other information and communications to the Issuer, such Governmental or Regulatory Authorities or other Persons as the Issuer or such Governmental or Regulatory Authorities or other Persons may request in connection therewith and execute all documents as may be reasonably requested by the Issuer in connection therewith and (c) cooperate with the Issuer as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with, and giving all notices to, Governmental or Regulatory Authorities or other Persons required of the Issuer to consummate the transactions contemplated hereby and by the other Principal Agreements. Each Purchaser will
(i) provide prompt notification to the Issuer and the other Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, (ii) deliver to the Issuer and the other Purchaser from time to time as soon as practicable after they become available, copies of public filings relating to any actions related to the Purchasers' Shares, agreements entered into between or among the Purchasers and publications required to be made in accordance with Russian securities laws, and
(iii) advise the Issuer in writing of any written communications (and, unless precluded by Law, provide copies of any such communications) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the other Principal Agreements.

     7.02  Compliance with Securities Laws
           -------------------------------

     From and after the date of this Agreement, no Purchaser will take, or permit any Person subject to such Purchaser's direct or indirect control to take, directly or indirectly, any action (a) designed to or which might reasonably be expected to cause or result in manipulation of the price of any security of the Issuer in violation of the Exchange Act or (b) in violation of the Issuer's policies relating to insider trading, as in effect on the date hereof and as such policies may from time to time be amended and approved by the Board in accordance with Section 10.5.10 of the Charter.

     7.03  Escrow of Purchase Price
           ------------------------

     With respect to Eco Telecom, from and after the date on which US$50,000,000 of the Purchase Price specified opposite Eco Telecom's name in Schedule 2.02 has been deposited with the Escrow Agent and until such portion of the Purchase Price has been repaid to Eco Telecom or paid to the Issuer, in each case, in accordance with the terms of the Escrow Agreement, shall ensure and hereby covenants and agrees that no Liens securing Indebtedness of Eco Telecom shall attach to such portion of the Purchase Price.

     7.04  Issuer's Call Option on VIP Preferred Stock Owned by Eco Telecom and
           --------------------------------------------------------------------
           Related Matters
           ---------------

     (a) Subject to the transfer to Eco Telecom of 6,426,600 shares of Preferred Stock (the "Callable Preferred Stock") and 16,362 shares of Common Stock by Overture pursuant to the Eco Telecom Preferred Stock Purchase Agreement, Eco Telecom hereby grants to the Issuer, and the Issuer hereby accepts, an option to purchase (the "Preferred Stock Call Option") all of the shares of Callable Preferred Stock pursuant to the terms and conditions set out in this Section 7.04; provided, however, that the provisions of this Section 7.04 shall not apply if (i) all of the Callable Preferred Stock is purchased by Telenor pursuant to the Option Agreement prior to the Exercise Date or (ii) all of the Callable Preferred Stock is purchased by Overture pursuant to the Zimin Preferred Call Option Agreement or the Zimin Preferred Pledge Agreement prior to the Exercise Date.

     (b) The aggregate exercise price required to be paid by the Issuer to acquire the shares of Callable Preferred Stock shall be equal to two (2) times the aggregate nominal value of the shares of Callable Preferred Stock (the "Exercise Price").

     (c) The Issuer shall have the right to exercise the Preferred Stock Call Option on any date (the "Exercise Date") during the ninety (90) day period immediately following the date of an Eco Telecom Contribution Default (the "Call Option Period") by (i) delivering to Eco Telecom (with a copy to Overture) a written notice in substantially the form attached hereto as Exhibit N (the "Exercise Notice") and (ii) paying (or causing its designee to pay) the Exercise Price by wire transfer of immediately available funds to the account of Eco Telecom set forth in Schedule 7.04(c), or such other account as Eco Telecom shall notify to the Issuer in accordance with Section 13.01 prior to the Exercise Date. If Eco Telecom's bank account referred to in Section 7.04(c)(ii) is not operational on the date on which the Issuer elects to purchase the Callable Preferred Stock, and the Issuer's reasonable attempt to transfer the Exercise Price thereto has failed, the Issuer shall have fulfilled its obligation to pay the Exercise Price by depositing the Exercise Price with such escrow agent as the Issuer may reasonably appoint (including, without limitation, its legal counsel) providing written notice to Eco Telecom to the effect that the Exercise Price is available for delivery or transfer to Eco Telecom upon its request to such escrow agent.

     (d) Upon receipt of the Exercise Notice, Eco Telecom shall, as promptly as practicable and in any event within three (3) Business Days following the Exercise Date, transfer the shares of Callable Preferred Stock to the Issuer or the Issuer's designee (which designee shall be a Controlled Affiliate of the Issuer) (the "Transferee"), in each case, as specified in the Exercise Notice and free and clear of all Liens, and cause the shares of Callable Preferred Stock to be registered in accordance with the instructions set forth in the Exercise Notice. Upon the registration of the transfer of the shares of Callable Preferred Stock from Eco Telecom to the Transferee in accordance with this
Section 7.04(d), Eco Telecom shall assign to the Transferee all of its rights, and Transferee shall assume all of Eco Telecom's obligations under the Eco Telecom Preferred Stock Purchase Agreement, including, without limitation, all payment obligations thereunder; provided that the Transferee shall not assume any liabilities or obligations of Eco Telecom arising from any breach by Eco Telecom of the Eco Telecom Preferred Stock Purchase Agreement existing at the time of such assignment; provided, further, that if the Transferee is a designee of the Issuer, the Issuer shall, simultaneously with the registration of the transfer of such shares of Callable Preferred Stock, execute and deliver to Overture a guarantee of the obligations of the Transferee in the form attached as Schedule 5 to the Zimin Preferred Stock Purchase Agreement; and provided, further, that to the extent Eco Telecom has paid to Overture prior to the date of assignment to the Transferee of the Eco Telecom Preferred Stock Purchase Agreement all or any of part of the US$25,000,000 owed by Eco Telecom to Overture under the Eco Telecom Preferred Stock Purchase Agreement, then the Issuer shall pay, or cause to be paid, to Eco Telecom within five (5) Business Days of such assignment the amount so paid by Eco Telecom to Overture. As between Eco Telecom and the Transferee, the Preferred Stock Call Option shall be deemed to have been exercised, and the Transferee shall be deemed to have become the holder of record of the shares of Callable Preferred Stock for all purposes (including, without limitation, the right to vote the shares of Callable Preferred Stock), upon delivery to Overture of the Endorsement in the form attached as Schedule 4 to the Zimin Preferred Stock Purchase Agreement and (if required) upon delivery to Overture of such guarantee of the obligations of the Transferee. Eco Telecom shall not amend or waive any provision of, or assign or otherwise transfer any of its obligations under, the Eco Telecom Preferred Stock Purchase Agreement, the Zimin Common Pledge Agreement, the Zimin Preferred Pledge Agreement, the Zimin Common Call Option Agreement or the Zimin Preferred Call Option Agreement, in each case, without the prior written consent of the Issuer, which consent shall not be unreasonably withheld.

     (e) If the Issuer reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (where the Issuer is not the surviving corporation or where there is a change in or distribution with respect to the shares of Preferred Stock), or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of Common Stock and/or Preferred Stock (in the case of a reorganization of its capital or reclassification of its capital stock) or common stock and/or preferred stock of the successor or acquiring corporation (in any other instance referred to above), or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of shares of Common Stock and/or Preferred Stock of the Issuer or common stock and/or preferred stock of the successor or acquiring corporation, as the case may be (the "Other Property"), are to be received by or distributed to the holders of shares of Preferred Stock, then the Transferee shall have the right thereafter to receive, upon exercise of the Preferred Stock Call Option, the number of shares of Common Stock and/or Preferred Stock of the Issuer or the common stock and/or preferred stock of the successor or acquiring corporation, as the case may be, and Other Property that is received or is entitled to be received by Eco Telecom as a holder of shares of Callable Preferred Stock upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets.

     (f) Until the earlier of (i) if no Eco Telecom Contribution Default has occurred, the occurrence of the Third Closing and (ii) the expiration of the Call Option Period, Eco Telecom shall not Transfer, or incur, create or permit to exist any Liens on, any of the shares of Callable Preferred Stock, other than (A) a Transfer to any Permitted Transferee of Eco Telecom in accordance with Article II of the Registration Rights Agreement and Article III of the Shareholders Agreement or
(B) any Liens arising under the Zimin Preferred Call Option Agreement, the Zimin Preferred Pledge Agreement or the Option Agreement, and Eco Telecom shall use its best efforts to assist the Issuer in causing the Registrar to ensure that the Transfer of the shares of Callable Preferred Stock shall be blocked in the register of shareholders of the Issuer pursuant to a block order. The execution and delivery by any such Permitted Transferee of an Endorsement under (and as defined in) either the Registration Rights Agreement or the Shareholders Agreement shall constitute the agreement by such Permitted Transferee to be bound by the provisions of this Section 7.04 as if such Permitted Transferee were an original signatory hereto, without the need for any further action by any Person.

     7.05  Fulfillment of Conditions
           -------------------------

     Each Purchaser will execute and deliver at or prior to the Closing each other Principal Agreement to which such Purchaser is a party and is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Issuer contained in this Agreement or to the obligations of any party to any of the other Principal Agreements to which such Purchaser is a party, including, without limitation, the Zimin Principal Agreements (other than the Zimin Common Call Option Agreement and the Zimin Common Pledge Agreement), and take such other actions as the Issuer may reasonably request for the purpose of carrying out the intent of this Agreement and the other Principal Agreements.

     7.06  Contracts with Dr. Zimin and Overture
           -------------------------------------

     From the date hereof until the Closing, each Purchaser shall promptly (but in any event prior to the Closing) deliver to the other Purchaser and the Issuer a copy of all Contracts (other than the Principal Agreements) between such Purchaser or any of its Affiliates and any other Person entered into between the date hereof and the Closing which involve voting rights, rights to nominate any member of the Board, or any transfer, disposal, pledge, purchase or any other conveyance of any of the Zimin Shares or any other shares of Common Stock owned by any of Dr. Zimin, Glavsotkom, the Bee Line Fund or Overture.

   ARTICLE VIII  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS

     The obligation of each Purchaser to deliver (or to instruct the Escrow Agent to deliver) to the Issuer that portion of the Purchase Price specified opposite such Purchaser's name in Schedule 2.02 is subject to the fulfillment, on or before the Closing, of each of the following conditions precedent (any or all of which may be waived in whole or in part by such Purchaser in writing in its sole discretion and the fulfillment of which by the Issuer shall, in the case of Sections 8.01, 8.02, 8.04, 8.05 and 8.06, be confirmed by an officer's certificate of the Issuer); provided that (a) no Purchaser shall be obligated to deliver, or to instruct the Escrow Agent to deliver, to the Issuer such Purchaser's portion of the Purchase Price unless the other Purchaser actually delivers, or instructs the Escrow Agent to deliver, such other Purchaser's portion of the Purchase Price and (b) a Purchaser shall not have the benefit of a condition precedent specified in this Article VIII if the failure of such condition precedent to be satisfied results from such Purchaser's breach of Sections 7.01 and/or 7.05.

     8.01  Representations and Warranties
           ------------------------------

      The representations and warranties made by the Issuer in Article III shall have been true and correct in all material respects on and as of the date of this Agreement. In addition, the representations and warranties made by the Issuer in Section 3.01, Section 3.02, Section 3.03, Section 3.04(b) (but solely with respect to the Significant Subsidiaries), Section 3.05, Section 3.06,
Section 3.09(d), Section 3.12(a)(i)-(iii) (other than in respect of any Order which is threatened or any Action or Proceeding initiated by or at the request of a Purchaser or any of its Affiliates) and the representation in Section 3.18(d) that none of the licenses referred to in clauses (a) or (c) of the definition of Telecom Licenses and no more than one of the licenses referred to in clause (b) of the definition of Telecom Licenses has been terminated or revoked and no notice of termination or revocation with respect to any of such licenses has been received, shall, in each case, be true and correct in all material respects on and as of the Closing Date as though each such representation and warranty were made on and as of the Closing Date, provided that the occurrence or consummation of any transaction or event contemplated by this Agreement and the other Principal Agreements shall not result in a breach of any such representation or warranty.

     8.02  Performance
           -----------

     The Issuer shall have performed and complied in all material respects with each of its obligations under Article V.

     8.03  Certificates
           ------------

     The Issuer shall have delivered to each Purchaser (a) a certificate dated the Closing Date and executed by the CEO of the Issuer, substantially in the form of Exhibit A, and (b) a certificate dated the Closing Date and executed by the Secretary of the Board, substantially in the form of Exhibit B.

     8.04  Orders and Laws
           ---------------

     There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements or which could reasonably be expected to otherwise result in a material impairment of any Purchaser's rights under this Agreement or any of the other Principal Agreements to which such Purchaser is a party, and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority (other than any Action or Proceeding initiated by or at the request of any Purchaser or any of its Affiliates) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to any Purchaser or the Issuer or the transactions contemplated by this Agreement or any of the other Principal Agreements of any such Law.

     8.05  Corporate and Regulatory Consents and Approvals
           -----------------------------------------------

     All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or shareholders described in Schedule 4.04 (for each Purchaser in respect of itself only) or Schedule 8.05 which are required to have been obtained, made or given (as applicable) by such Purchaser or the Issuer, as the case may be, pursuant to applicable Law and necessary for the performance of the obligations of the Issuer or such Purchaser under this Agreement and the other Principal Agreements required to be performed on or before the Closing Date (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority shall have occurred.

     8.06  Third Party Consents
           --------------------

     All consents (or in lieu thereof waivers) and agreements described in
Schedule 4.03 or Schedule 8.06 (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents can only be effected on or after the Closing) and (c) shall be in full force and effect.

     8.07  Current Charter; Procedural Regulations of Board; Operating
           -----------------------------------------------------------
           Committee; Management Regulations
           ---------------------------------

     The Issuer shall have delivered to each Purchaser:

     (a) a notary certified copy of the Charter, including all amendments thereto (including, without limitation, the amendments to the Charter contemplated by Section 5.04(a)), properly approved by the GMS or the Board, as applicable;

     (b) a copy of the Procedural Regulations of the Board (including, without limitation, the amendments to the Procedural Regulations of the Board contemplated by Section 5.05), properly approved by the Board;

     (c) resolutions of the Board establishing the role of the Operating Committee as contemplated by Section 5.07; and

     (d) a copy of the Management Regulations (including, without limitation, the amendments to the Management Regulations contemplated by Section 5.06), properly approved by the Board.

     8.08  Other Principal Agreements
           --------------------------

     Each of the other Principal Agreements (other than the Eco Telecom VIP-R Preferred Stock Purchase Agreement and the VIP/Eco Telecom Share Purchase Agreement) to which the Issuer or any of its Subsidiaries is a party shall have been executed and delivered by the Issuer and each such Subsidiary.

     8.09  Wire Instruction
           ----------------

     The Issuer shall have delivered to each Purchaser the Issuer's instruction for the wire transfer to the Issuer's Dollar Account or the Issuer's Ruble Account, as applicable, of that portion of the Purchase Price as is specified opposite such Purchaser's name in Schedule 2.02.

     8.10  Receipt
           -------

     The Issuer shall have delivered to each Purchaser a receipt, signed by the Issuer's Chief Accountant, in substantially the form of Exhibit O-1 or Exhibit O-2, as applicable.

     8.11  Zimin Share Purchase Agreements
           -------------------------------

     All conditions precedent to the obligations of each Purchaser under the Zimin Share Purchase Agreements to which it is a party (other than the condition that the conditions precedent to the obligations of such Purchaser hereunder shall have been fulfilled (or waived by such Purchaser)) shall have been fulfilled (or waived by such Purchaser).

     8.12  Contracts with Dr. Zimin
           ------------------------

     Each Purchaser shall have received a copy of all Contracts (other than the Principal Agreements) between the other Purchaser or any of its Affiliates and any other Person which involve voting rights, rights to nominate any member of the Board, or any transfer, disposal, pledge, purchase or any other conveyance of any of the Zimin Shares or any other shares of Common Stock owned by any of Dr. Zimin, Glavsotkom, the Bee Line Fund or Overture.

     8.13  Election of Directors
           ---------------------

     All individuals designated by each Purchaser for election to the Board and whose names are listed in Schedule 1.01(b) and all individuals designated by Eco Telecom and Telenor for election to VIP-R's Board of Directors and whose names are listed in Schedule 1.01(b) shall have been nominated to, and, if they are then legally capable, elected as members of, the Board and VIP-R's Board of Directors, respectively.

     8.14  Individual Share Purchase Agreement
           -----------------------------------

     The Issuer shall have executed an Individual Share Purchase Agreement for the sale of each Purchaser's portion of the Purchasers' Shares.

     8.15  Indemnification of Directors
           ----------------------------

     The Issuer shall have executed and delivered to each member of the Board elected at the most recent annual GMS a director's indemnification agreement in the form attached as Exhibit M.

     8.16  Legal Opinion
           -------------

     Each Purchaser shall have received an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special New York and Russian counsel to the Issuer, in substantially the form of Exhibit C.

     ARTICLE IX      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ISSUER

     The obligations of the Issuer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions precedent (any or all of which may be waived in whole or in part by the Issuer in writing in its sole discretion); provided that (a) the Issuer shall not be obligated to transfer to either Purchaser such Purchaser's portion of the Purchasers' Shares hereunder unless each of the following conditions precedent have been fulfilled (or waived in writing by the Issuer) with respect to both Purchasers and (b) the Issuer shall not have the benefit of a condition precedent specified in this Article IX if the failure of such condition precedent to be satisfied results from the Issuer's breach of Sections 5.11 and/or 5.12:

     9.01  Representations and Warranties
           ------------------------------

     Each of the representations and warranties made by each Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty were made on and as of the Closing Date.

     9.02  Performance
           -----------

     Each Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Purchaser at or before the Closing, unless such agreement, covenant or obligation has been waived in writing by the Issuer.

     9.03  Certificates
           ------------

     Each Purchaser shall have delivered to the Issuer (a) a certificate dated the Closing Date and executed by the President or a director of such Purchaser, substantially in the form of Exhibit E-1 or E-2 , as applicable, and (b) a certificate dated the Closing Date and executed by a director of such Purchaser, substantially in the form of Exhibit F-1 or F-2, as applicable.

     9.04  Orders and Laws
           ---------------

     There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements or which could reasonably be expected to otherwise result in a material impairment of the Issuer's rights under this Agreement or any of the other Principal Agreements to which the Issuer is a party, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to any Purchaser or the Issuer or the transactions contemplated by this Agreement or any of the other Principal Agreements of any such Law.

     9.05  Regulatory Consents and Approvals
           ---------------------------------

     All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority reasonably necessary to permit the Issuer and each Purchaser to perform their respective obligations under this Agreement and the other Principal Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the other Principal Agreements shall have occurred.

     9.06  Third Party Consents
           --------------------

     Certified copies (except as noted) of all confirmations of compliance and absence of default, consents (or in lieu thereof waivers) and agreements listed in Schedule 4.03, and all other confirmations of compliance and absence of default, consents (or in lieu thereof waivers) and agreements to the performance by each Purchaser of its obligations under this Agreement and the other Principal Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under (or are necessary to avoid or prevent conflict with or breach or default of) any material Contract to which such Purchaser is a party or by which any of its Assets or Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to the Issuer, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

     9.07  Other Principal Agreements
           --------------------------

     Each of the other Principal Agreements (other than the Zimin Common Call Option Agreement, the Zimin Common Pledge Agreement, the Eco Telecom VIP-R Preferred Stock Purchase Agreement and the VIP/Eco Telecom Share Purchase Agreement) shall have been executed and delivered by the parties thereto.

     9.08  Individual Share Purchase Agreement
           -----------------------------------

     Each Purchaser shall have executed and delivered to the Issuer an Individual Share Purchaser Agreement.

     9.09  Interested Party Questionnaire
           ------------------------------

     The Issuer shall have received from each Purchaser and the President of the Issuer a completed questionnaire in the form of Appendix 1 to the the Management Regulations for the purpose of including the necessary information concerning Eco Telecom and updating information concerning the members of the Board elected at the most recent annual GMS and the President of the Issuer.

     9.10  Legal Opinions
           --------------

     (a) The Issuer shall have received opinions of Coudert Brothers, special New York and Russian counsel to Telenor, Telenor Communication AS and Telenor ASA, in substantially the form of Exhibit G and Exhibit H, respectively.

     (b) The Issuer shall have received an opinion of the General Counsel of Telenor ASA, in substantially the form of Exhibit I.

     (c) The Issuer shall have received an opinion of Herbert Smith, special New York counsel to Eco Telecom, CTF Holdings and Eco Holdings, in substantially the form of Exhibit J, and an opinion of Herbert Smith CIS Legal Services, special Russian counsel to Eco Telecom, CTF Holdings and Eco Holdings, in substantially the form of Exhibit K.

     (d) The Issuer shall have received an opinion of Triay & Triay, special Gibraltar counsel to Eco Telecom, CTF Holdings and Eco Holdings, in substantially the form of Exhibit L.

 ARTICLE X    SURVIVAL OF REPRESENTATIONS,WARRANTIES, COVENANTS AND AGREEMENTS

     (a) The Issuer and each Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. Unless otherwise noted herein, all representations, warranties, covenants and agreements of the Issuer and the Purchasers contained in this Agreement shall survive the Closing and remain in effect until three (3) months from the publication date of the audited, consolidated financial statements for the Issuer's fiscal year ending December 31, 2002, provided that any such representation, warranty, covenant or agreement that would otherwise terminate will continue to survive if a written claim for indemnity shall have been made under Section 11.01 on or prior to such termination date, until such claim has been satisfied or otherwise resolved.

     (b) The obligations of the Issuer to Telenor under the last proviso of
Section 8.01 and Section 8.06 of the Working Capital Bridge Facility shall survive the Closing and remain in effect until three (3) months from the publication date of the audited consolidated financial statements for the Issuer's fiscal year ending December 31, 2002, provided that any such obligation that would otherwise terminate shall continue to survive if a written claim for indemnity shall have been made under Section 8.06 of the Working Capital Bridge Facility on or prior to such termination date, until such claim has been satisfied or otherwise resolved.

                         ARTICLE XI    INDEMNIFICATION


     11.01  Indemnification
            ---------------

     Subject to Section 11.03, in the event the Closing occurs:

     (a) The Issuer shall indemnify each Purchaser in respect of, and hold each Purchaser harmless from and against, any and all Losses suffered, incurred or sustained by such Purchaser resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of the Issuer contained in this Agreement (to the extent not waived in writing by such Purchaser), (ii) any misrepresentation or breach of warranty on the part of VIP-R contained in
Article III of the VIP-R Primary Agreement (to the extent not waived in writing by such Purchaser) and (iii) any non-fulfillment of or failure to perform any covenant or agreement contained in the VIP-R Primary Agreement (to the extent not waived in writing by such Purchaser) on the part of VIP-R prior to the First VIP-R Board Date.

     (b) Each Purchaser shall indemnify the Issuer in respect of, and hold the Issuer harmless from and against, any and all Losses suffered, incurred or sustained by the Issuer resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of such Purchaser contained in this Agreement (to the extent not waived in writing by the Issuer).

     (c) The Issuer has indemnified Telenor pursuant to Section 8.06 of the Working Capital Bridge Facility, and the rights and obligations of the Issuer and Telenor under Section 8.01 and Section 8.06 of the Working Capital Bridge Facility shall be wholly subject to this Article XI.

     (d) In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any Action or Proceeding, and such claim, Action or Proceeding involves a matter which is the subject of a claim for indemnification under Section 11.01(a), (b) or (c), then such party (an "Indemnified Party") shall (i) promptly give written notice pursuant to Section
13.01 to each Purchaser or the Issuer, as the case may be (the "Indemnifying Party"), of such claim, Action or Proceeding, and (ii) not make any admission of liability, agreement or compromise with any Person in relation to such claim without prior written notice to the Indemnifying Party; and such Indemnifying Party shall have the right to join in the defense of said claim, Action or Proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken to the extent such judgment involves an indemnifiable claim under this Section 11.01 and subject to the limitations in Section 11.03, and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then, at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, Action or Proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, Action or Proceeding at its own cost and expense, and the Indemnifying Party shall not make any admission of liability, agreement or compromise with respect to such claim without the prior written consent of the Indemnified Party.

     11.02  Determination of Losses
            -----------------------

     The parties shall take into account the time value of money (using the Applicable Rate as the discount rate) in determining Losses for purposes of this
Article XI.

     11.03  Limitations on Liability
            ------------------------

     Notwithstanding any other provision of this Agreement to the contrary:

     (a) (i) the aggregate liability of the Issuer in respect of all claims of Eco Telecom shall be limited to the Total Indemnity Amount; provided that the aggregate liability of the Issuer and VIP-R in respect of all claims of Eco Telecom under this Agreement and the VIP-R Primary Agreement shall not exceed the Total Indemnity Amount; and (ii) the aggregate liability of Eco Telecom in respect of all claims of the Issuer shall be limited to the amount of that portion of the Purchase Price as is specified opposite Eco Telecom's name in
Schedule 2.02;

     (b) the aggregate liability of the Issuer in respect of all claims of Telenor, and the aggregate liability of Telenor in respect of all claims of the Issuer, shall be limited to US$160,000,000;

     (c) a party shall have no liability in respect of any claim unless such claim is made in good faith and unless written particulars of such claim (giving such details of the specific matter in respect of which such claim is made as are then in the possession the claimant party) shall have been given to such party pursuant to Section 13.01 within the survival period specified in Article X (or in the case of any claim relating to the VIP-R Primary Agreement, within the time period specified therein);

     (d) no party shall have any liability in respect of any claim:

          (i) to the extent that it arose or is increased as a result of an increase in rates of Tax on or after the date immediately prior to the Closing Date or the passing of any legislation (or making of any subordinate legislation or any change in any published practice of any Tax authority) with retrospective effect;

          (ii)  to the extent such claim:

                (A) relates to any matter provided for, or included as a liability in, the Audited Consolidated Financial Statements; or

                (B) relates to any liability for Tax arising out of the ordinary course of business of the Issuer after the Closing Date;

     (e) no party shall have any liability in respect of any claim:

          (i) if the amount of such claim does not exceed US$250,000;

          (ii) if, as of the date such claim is made, the aggregate amount of all claims made against such party under this Article XI does not exceed US$2,000,000; or

          (iii) to the extent that such claim relates to any Loss for which the claimant party actually recovers under the terms of any insurance policy in effect at the Closing Date;

     (f) no party shall be entitled to be paid more than once in respect of any claim arising out of the same subject matter (including, without limitation, with respect to any claim arising in relation to the VIP-R Primary Agreement);

     (g) if any potential claim shall arise by reason of a liability of a party which is contingent only, then such party shall have no obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual;

     (h) without prejudice to the generality of Section 13.08(a), any liability of any Purchaser under Section 11.01 shall be several (and not joint); and

     (i) as used in this Article XI, "claim" shall mean any claim under Section
11.01 or under Section 8.06 of the Working Capital Bridge Facility.

     11.04  Other Indemnification Provisions
            --------------------------------

     The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for any misrepresentation made in connection with the transactions contemplated by this Agreement, or any breach of warranty or non-fulfillment of or failure to perform any covenant or agreement.

                     ARTICLE XII EFFECTIVENESS; TERMINATION


     12.01  Effectiveness; Termination
            --------------------------

     This Agreement shall take effect on the date hereof and shall terminate and the transactions contemplated hereby shall be abandoned:

     (a) at any time prior to the Closing, by mutual written agreement of the Issuer and the Purchasers;

     (b) at midnight (Moscow time) on the Final Date if the Closing has not occurred by such time;

     (c) on the date on which a meeting of the shareholders of the Issuer is held at which a vote of such shareholders is conducted concerning the transactions contemplated by this Agreement and the other Principal Agreements and such shareholders fail to approve such transactions as are required to be approved by such shareholders; or

     (d) upon payment in full by Eco Telecom of the amounts specified in Section 2.06.

     12.02  Effect of Termination
            ---------------------

     (a) If this Agreement is validly terminated pursuant to Section 12.01(a),
(c) or (d), this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Issuer or the Purchasers (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to expenses in Section 13.03 and confidentiality in Section 13.05 will continue to apply following any such termination.

     (b) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b), the Issuer will remain liable to the Purchasers for any breach of this Agreement by the Issuer existing at the time of such termination, and each Purchaser will remain liable to the Issuer and the other Purchaser for any breach of this Agreement by such Purchaser existing at the time of such termination, and the Issuer or any Purchaser may seek such remedies, including damages and fees of attorneys, against the other parties with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

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

                          ARTICLE XIII  MISCELLANEOUS


     13.01  Notices
            -------

     All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers (except that any notice required to be delivered to VIP-R shall be delivered in accordance with Section 15.01 of the VIP-R Primary Agreement):

     If to Telenor, to:

          Telenor East Invest AS
          Universitetsgaten 2
          N-0130 Oslo
          Norway

          Facsimile No.: +47-22-77-91-59
          Attn: Henrik Torgersen

          with a copy to:

          Advokatene i Telenor
          Universitetsgaten 2
          N-0130 Oslo
          Norway

          Facsimile No.: +47-22-11-44-61
          Attn:  Bjorn Hogstad

     If to Eco Telecom, to:

          Eco Telecom Limited
          Suite 2, 4 Irish Place
          Gibraltar

          Facsimile No.: + 350-41988
          Attn: Franz Wolf

          with a copy to:

          OOO Alfa-Eco
          21, Novy Arbat
          121019 Moscow
          Russian Federation

          Facsimile No.: +7095-201-5914
          Attn: Stanislav Shekshnya

          and a copy to:

          Herbert Smith CIS Legal Services
          24, Korobeinikov Pereulok
          119034 Moscow
          Russian Federation

          Facsimile No.: + 7095-363-6501
          Attn: Vladimir Afonkin

     If to the Issuer, to:

          Vimpel-Communications
          10 Ulitsa 8-Marta
          Building 14
          125083 Moscow
          Russian Federation

          Facsimile No.: +7095-755-3682
          Attn: Georgy Silvestrov
                General Counsel

          with a copy to:

          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          Dukat Place II
          7, Ulitsa Gasheka
          123056, Moscow
          Russian Federation

          Facsimile No. +7095-974-2412
          Attn: Melissa J. Schwartz

     All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 13.01, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 13.01, be deemed given upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this Section 13.01, be deemed given upon confirmed receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 13.01). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving written notice specifying such change to the other parties hereto.

     13.02  Entire Agreement
            ----------------

     This Agreement and the other Principal Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

     13.03  Expenses
            --------

     Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each of the parties will pay its own costs and expenses, including, without limitation, legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby; provided that the Issuer shall pay, without limitation, all costs associated with the registration of the New Shares as required by all applicable Laws and Russian Federation securities regulations, including the costs associated with preparing a prospectus, if any, and each Purchaser shall pay the fee charged by the Registrar to register such Purchaser's ownership of its portion of the Purchasers' Shares.

     13.04  Public Announcements
            --------------------

     At all times at or before the Closing, neither the Issuer nor any Purchaser will issue or make any reports, statements or releases to the public or, generally, to the employees, customers, suppliers or other Persons to whom the Issuer sells goods or provides services or with whom the Issuer otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the opinion of legal counsel to such party, required by Law or rule of any stock exchange in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. The Issuer and each Purchaser will also obtain each other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     13.05  Confidentiality
            ---------------

     Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (a) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning another party hereto or any of its Affiliates furnished to it by such other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of another party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other parties in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     13.06  Waiver
            ------

     Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     13.07  Amendment
            ---------

     Except as specified in Section 2.02(a), this Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     13.08  Obligations of Purchasers Several; No Third Party Beneficiary
            -------------------------------------------------------------

     (a) The obligations of the Purchasers hereunder shall be several (and not joint). A Purchaser shall not be responsible for the failure of the other Purchaser to perform any obligation required to be performed by it hereunder or under any other Principal Agreement. The obligations of the Issuer at any time hereunder to each Purchaser shall be a separate and independent obligations. Each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement and the other Principal Agreements as it shall see fit, and it shall not be necessary for the other Purchaser to consent to, or be joined as an additional party in, any proceedings for such purposes.

     (b) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person.

     13.09  No Assignment; Binding Effect
            -----------------------------

     Except as set forth in Section 7.04(g), neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     13.10  Headings
            ---------

     The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     13.11  Arbitration; Consent to Jurisdiction; Service of Process; Waiver of
            -------------------------------------------------------------------
           Sovereign Immunity
           ------------------

     (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

          (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          (ii) The place of the arbitration shall be Geneva, Switzerland.

          (iii) Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointment(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the International Court of Arbitration of the International Chamber of Commerce.

          (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

          (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each party hereto retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

          (vi) The award of the arbitrators shall be final and binding on the parties to this Agreement.

          (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

     (b) Except for arbitration proceedings pursuant to Section 13.11(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the parties to this Agreement in connection with any matter arising out of or in connection with this Agreement.

     (c) Each party hereto irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 13.11(b), with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the party effecting such service shall also deliver a copy thereof on the date of such service to the other parties by facsimile as specified in
Section 13.01. Each party to this Agreement will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New

York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 13.11 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction in a manner not inconsistent with Section 13.11(b).

     (d) Each of the Purchasers and the Issuer hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each of the Purchasers and the Issuer hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

     13.12  Invalid Provisions
            ------------------

     If any provision contained in this Agreement or any other document executed in connection herewith is or shall become invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability of such provision in such jurisdiction shall not affect or impair the validity, legality or enforceability of (a) any other provision of this Agreement or any such other document in such jurisdiction or (b) such provision or any other provision of this Agreement or any such other document in any other jurisdiction.

     13.13  Governing Law
            -------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

     13.14  Counterparts
            ------------

     This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Primary Agreement has been duly executed and delivered by each party hereto as of the day and year first above written.

                              The Purchasers
                              --------------

                              TELENOR EAST INVEST AS


                              By /s/ Tron Ostby
                                 --------------
                                 Tron Ostby
                                 Attorney-in-Fact


                              ECO TELECOM LIMITED


                              By /s/ Serge Barychkov
                                 -------------------
                                 Serge Barychkov
                                 Attorney-in-Fact


                              The Issuer
                              ----------

                              OPEN JOINT-STOCK COMPANY
                              "VIMPEL-COMMUNICATIONS"


                              By /s/ Dmitri Borisovich Zimin
                                 ---------------------------
                                 Dmitri Borisovich Zimin
                                 President


                              By /s/ Vladimir Bychenkov
                                 ----------------------
                                 Vladimir Bychenkov
                                 Chief Accountant